UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ALERUS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends and restates in its entirety the Preliminary Proxy Statement on Schedule 14A of Alerus Financial Corporation (the "Company") filed with the Securities and Exchange Commission on March 14, 2025 (the “Original Proxy Statement”). This Amendment is being filed to amend disclosures in the Original Proxy Statement incorrectly disclosing that the authorized share amendment proposal is a “non-routine” matter and that broker non-votes will have the same effect as a vote against the authorized share amendment proposal. The correct disclosures are that the authorized share amendment proposal is a “routine” matter, therefore, if you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, the bank, broker or other holder of record that holds your shares will be entitled to vote the shares in its discretion with respect to the authorized share amendment proposal, and broker non-votes, if any, will have the effect of a vote “against” this proposal.

The date on which notice is first being mailed to stockholders, and the date on which the Company intends to provide access to the proxy materials to the stockholders of record have also been updated as a result of the Amendment.

This Amendment is being filed by the Company to supersede the Original Proxy Statement in its entirety. Except as specifically discussed herein, this Amendment does not otherwise modify or update any other disclosures presented in the Original Proxy Statement. You should read this Amendment in its entirety and in place of the Original Proxy Statement.

2025

PROXY STATEMENT

ALERUS

FINANCIAL CORPORATION

March 28, 2025 Notice of Annual Meeting of Stockholders		401 Demers Avenue Grand Forks, North Dakota 58201

TIME & DATE	ACCESS	RECORD DATE
Thursday, May 8, 2025 1:30 p.m., Central Time	Virtually at https://web.lumiconnect.com/288140204	Wednesday, March 12, 2025

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alerus Financial Corporation (the “Company”) will be conducted through virtual means only via live webcast. The annual meeting will take place on Thursday, May 8, 2025, at 1:30 p.m., Central Time.

At the annual meeting, stockholders will be asked to:

1	2	3	4	5	6

Elect the nine director nominees named in the accompanying proxy statement to serve on the board of directors of the Company;	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers;	Approve, on a non-binding advisory basis, how often we will hold future advisory votes on the compensation paid to our named executive officers;	Ratify the appointment of RSM US LLP as the registered independent public accounting firm for the Company for the fiscal year ending December 31, 2025;	Approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Company common stock authorized for issuance; and	Transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only stockholders of record as of the close of business on March 12, 2025, will be entitled to notice of, and to vote at, the annual meeting. If there are an insufficient number of votes for a quorum, the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10‑K for the year ended December 31, 2024, and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2024, and the proxy card are available at investors.alerus.com and http://www.astproxyportal.com/ast/19579/. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. This notice is first being mailed to stockholders, and we intend to provide access to the proxy materials to the stockholders of record, beginning on or about March 28, 2025.

Stockholders can participate in and vote during the annual meeting by visiting https://web.lumiconnect.com/288140204 and entering (i) passcode: alerus2025; and (ii) the unique 11-digit control number found on the proxy card distributed to each stockholder entitled to vote as of the close of business on the record date. Stockholders may also ask questions during the annual meeting by following the instructions available on the meeting website.

Grand Forks, North Dakota March 28, 2025	By Order of the Board of Directors Katie A. Lorenson President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING.

ALERUS FINANCIAL CORPORATION PROXY STATEMENT Annual Meeting of Stockholders May 8, 2025

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the board of directors (the “Board”) of Alerus Financial Corporation (the “Company”) of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held through virtual means only via live webcast on Thursday, May 8, 2025, at 1:30 p.m. (Central Time), and at any adjournments or postponements of the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder, for a purpose germane to the Annual Meeting, at the Company’s principal executive offices, located at 401 Demers Avenue, Grand Forks, North Dakota 58201, for the ten days prior to the meeting, during ordinary business hours, and also during the Annual Meeting. We are holding the Annual Meeting virtually only. As always, we encourage you to vote your shares prior to the Annual Meeting.

The Company is a Delaware corporation headquartered in Grand Forks, North Dakota. The Company is a registered financial holding company, which owns all the issued and outstanding capital stock of Alerus Financial, National Association, a national banking association with its main office also located in Grand Forks, North Dakota (the “Bank”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 8, 2025:

We are using the Securities and Exchange Commission (“SEC”) rule that allows us to furnish our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2024 and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about March 28, 2025.

Our Proxy Statement and Annual Report on Form 10‑K for the year ended December 31, 2024 are available online at investors.alerus.com and at http://www.astproxyportal.com/ast/19579/.

Questions and Answers

The following is information regarding the Annual Meeting and voting process, presented in a question and answer format.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 28, 2025, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request paper copies of the proxy materials by following the instructions on the notice.

Why are we holding a virtual meeting instead of a physical meeting?

Our Board determined that it would be in the best interests of our stockholders for the Company to hold the Annual Meeting virtually only rather than in person. We believe that hosting a virtual meeting will enable more of our stockholders to attend the meeting because it will allow our stockholders to participate from any location around the world with internet access.

How do I virtually attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the record date for the Annual Meeting, March 12, 2025 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote and submit your questions during the meeting by visiting https://web.lumiconnect.com/288140204 and entering (i) the passcode alerus2025; and (ii) the unique 11-digit control number found on the proxy card distributed to each stockholder as of the close of business on the Record Date. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting. Online check-in will start shortly before the meeting, which will begin promptly at 1:30 p.m. Central Time on May 8, 2025. The virtual meeting platform is fully supported across major browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log-in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for stockholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated stockholder list link that will appear on your screen. The stockholder list may be accessed at any time during the meeting or any adjournment.

How do I ask questions at the Annual Meeting?

In order to submit a question at the Annual Meeting, you will need to log into https://web.lumiconnect.com/288140204 and enter (i) the passcode: alerus2025; and (ii) the unique 11-digit control number found on the proxy card distributed to each record stockholder. If you would like to ask a question during the meeting, you can type in your question in the “ask a question” text box that will appear on your screen and click “submit.” We encourage you to submit any questions as soon as possible to ensure your question is received.

Why did I receive access to this Proxy Statement and proxy card?

We have made the proxy materials available to you over the internet because, as of the close of business on the Record Date, you owned shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). This Proxy Statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of Common Stock at the Annual Meeting in the manner you direct. If you vote using one of the methods described herein, you appoint the proxy holder as your representative at the meeting, who will vote your shares as you instruct, thereby assuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card, or vote by internet or telephone, in advance of the meeting, just in case your plans change. If you have signed and returned the proxy card, or voted by internet or telephone, and an issue comes up for a vote at the meeting that is not identified in this Proxy Statement or on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

2025 Proxy Statement	3

What matters will be voted on at the Annual Meeting?

You are being asked to vote on: (1) the election of the nine director nominees named in this Proxy Statement to serve on the Board; (2) the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay proposal”); (3) the approval, on a non-binding advisory basis, of how often we will hold future advisory votes on the compensation paid to our named executive officers (the “say-on-frequency proposal”); (4) the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the 2025 fiscal year; and (5) the approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares (the “authorized share amendment proposal”).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares “FOR” the election of each of the nine director nominees named in this Proxy Statement, “FOR” the advisory, non-binding “say-on-pay” proposal, “1 YEAR” on the advisory, non-binding say-on-frequency proposal, “FOR” the ratification of RSM as our independent registered public accounting firm for the 2025 fiscal year, and “FOR” the approval of the authorized share amendment proposal.

How do I vote?

Stockholders of Record. If you are a stockholder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or vote by internet by accessing the website specified on your proxy card and by following the preprinted instructions on the proxy card. If you submit your vote by telephone or internet, you may incur costs, such as cable telephone and internet access charges. Votes submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on Wednesday, May 7, 2025. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

You may also vote online during your attendance at the virtual Annual Meeting using the unique 11-digit control number found on the proxy card.

Please note that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to follow the instructions provided by your broker or other fiduciary to vote your shares electronically during the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, you should complete, sign and return your proxy card, or vote by telephone or internet, in advance of the Annual Meeting just in case your plans change.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you: (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, then, under applicable rules, the bank, broker or other holder of record that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker or other holder of record that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker or other holder of record will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non‑vote.”

At the meeting, the election of directors, the say-on-pay proposal and the say-on-frequency proposal are considered non-routine matters, while the ratification of the appointment of RSM as our independent registered public accounting firm and the authorized share amendment proposal are considered routine matters. This means that, if you hold your shares in street name and do not instruct the bank, broker or other holder of record that holds your shares with specific voting instructions, then the bank broker or other holder of record that holds your shares will not have the authority to vote on the election of directors, the say-on-pay proposal or the say-on-frequency proposal, but will have the authority to vote on the ratification of the appointment of RSM as our independent registered public accounting firm and the authorized share amendment proposal.

2025 Proxy Statement	4

What should I do if some or all of my shares are held by the Company’s Employee Stock Ownership Plan?

If you hold shares of Common Stock as a participant in the Alerus Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will receive this Proxy Statement, together with separate voting instructions, from Alerus’ transfer agent, Equiniti Trust Company, LLC. If you do not vote your shares of Common Stock held as a participant in the ESOP pursuant to these separate voting instructions, the trustee of the ESOP (the “ESOP Trustee”) will vote such shares in a manner that is consistent with and proportionate to the voting instructions received from those ESOP participants and beneficiaries who did provide voting direction to the ESOP Trustee. If you have any questions regarding these procedures, you should contact the ESOP Trustee directly.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

■	signing another proxy card with a later date and returning that proxy card to Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660;
■	timely submitting another proxy via telephone or internet; or
■	voting in person at the virtual Annual Meeting.

If you hold your shares in the name of your broker or the ESOP, and desire to change your vote, you will need to contact your broker or the ESOP Trustee to do so.

What is the quorum required to hold the Annual Meeting and conduct business?

The holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting as of the close of business on the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of determining a quorum at the Annual Meeting. Shares are counted as present at the meeting if the stockholder either:

■	is present and votes in person at the meeting; or
■	has properly submitted a signed proxy card or other proxy, including voting by telephone or internet.

As of the close of business on the Record Date there were 25,510,740 shares of Common Stock issued and outstanding, which is the only class of voting stock of the Company outstanding. Therefore, at least 12,755,371 shares need to be represented in order to constitute a quorum. Broker non-votes will count for purposes of determining whether or not a quorum is present since routine matters (the ratification of the appointment of RSM as our independent registered public accounting firm and the authorized share amendment proposal) are on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum. Only the holders of record of Common Stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote on such matters as may come before the Annual Meeting. Each share of Common Stock is entitled to one vote per share.

What happens if a director nominee is unable to stand for election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine director nominees. The Board has no reason to believe that any nominee will be unable to stand for election.

How many votes may I cast?

You are entitled to cast one vote for each share of Common Stock you owned as of the close of business on the Record Date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you at such time. Stockholders do not have cumulative voting rights with respect to the election of directors.

What options do I have in voting on each of the proposals?

In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY TO VOTE FOR” each nominee. There is no cumulative voting for the election of directors.

For the approval on a non-binding advisory basis of the say-on-pay proposal, the ratification of the appointment of RSM as our independent registered public accounting firm, and the approval of the authorized share amendment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposals. For the approval on a non-binding advisory basis of the say-on-frequency proposal, you may vote for a “1 YEAR,” “2 YEARS” or “3 YEARS” frequency, or you may vote “ABSTAIN.”

2025 Proxy Statement	5

How many votes are needed for each proposal?

Proposal 1 (Election of Directors) – The nine individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “FOR” their election. Abstentions, votes to “withhold” and broker non-votes, if any, will not affect the outcome of the election.

Proposal 2 (Say-on-Pay Proposal) – The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the say-on-pay proposal, on a non-binding advisory basis. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal. Please note that, because the say-on-pay proposal is non-binding and advisory, the outcome of this vote will not be binding on the Board.

Proposal 3 (Say-on-Frequency Proposal) – The choice that receives the highest number of votes cast will be considered the choice of the stockholders. Abstentions and broker non-votes, if any, will not affect the outcome of the vote. Please note that, because the say-on-frequency proposal is non-binding and advisory, the outcome of this vote will not be binding on the Board.

Proposal 4 (Ratification of RSM) – The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal.

Proposal 5 (Authorized Share Amendment Proposal) – The affirmative vote of the majority of the shares of outstanding Common Stock entitled to vote on the matter is required to approve the authorized share amendment proposal. Abstentions will have the same legal effect as a vote “against” this proposal. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, the bank, broker or other holder of record that holds your shares will be entitled to vote the shares in its discretion with respect to the authorized share amendment proposal, as this is a routine matter, and broker non-votes, if any, will have the effect of a vote “against” this proposal.

Unless otherwise provided by law, or by the Company’s Certificate of Incorporation or its Second Amended and Restated Bylaws (the “Bylaws”), any other matter properly brought before the Annual Meeting or any adjournment thereof shall be decided by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same legal effect as a vote “against” these matters, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on such matters.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies. We have engaged Equiniti Trust Company, LLC to assist in the delivery of proxy materials and to establish and operate online and telephonic voting platforms and processes. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay D.F. King a fee of $12,500. The Company will also reimburse D.F. King for reasonable out-of-pocket expenses and will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to solicitations by D.F. King, officers, directors or employees of the Company or its subsidiary may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How can multiple stockholders sharing the same address request to receive only one notice or one set of proxy materials and other investor communications?

You may elect to receive future notices and proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make this election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household going forward, until you revoke your consent or request separate copies of our proxy materials by contacting the Company’s Secretary at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795-3200. We will start sending you individual copies of proxy materials and other investor communications promptly following receipt of your revocation.

2025 Proxy Statement	6

PROPOSAL 1— Election of Directors

GENERAL

The Company has one class of directors. Our directors serve for one-year terms or until their successors are elected and qualified. The Company’s current Certificate of Incorporation provides that the Board will consist of a maximum of twelve persons and a minimum of five persons, and the Company’s current Bylaws provide that the number of directors may be fixed from time to time by the Board within the range set by the Certificate of Incorporation. By resolutions adopted by the Board, the number of directors of the Board is currently fixed at nine.

The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following nine director nominees for election at the Annual Meeting, each to hold office for a one-year term expiring at the annual meeting of stockholders in 2026 or until a successor is elected and qualified: Daniel E. Coughlin, Katie A. Lorenson, Randy L. Newman, Galen G. Vetter, Janet O. Estep, Mary E. Zimmer, John Uribe, Nikki L. Sorum and Jeffrey W. Bolton. Proxies cannot be voted for more than nine director nominees. All of the director nominees are currently serving on the Board.

All of the director nominees have consented to serve. If for any reason any nominee becomes unavailable for election, the Board may designate a substitute nominee, in which event the shares represented by proxies properly returned to the Company will be voted for the substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

The nine individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “FOR” their election. Abstentions, votes to “withhold” and broker non-votes, if any, will not affect the outcome of the election. Proxies properly signed and returned will be voted “FOR” each of the nominees for director unless you specify otherwise.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

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INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table describes the business experience of each director nominee, as well as their qualifications to serve on the Board. No nominee has any family relationship, as defined by Item 401 of Regulation S-K, with any other executive officer or any of our current directors.

Nominees

Daniel E. Coughlin Director, Executive Chairman

Age: 62 Director since: 2016 Committees: ■ Nominating and Corporate Governance ■ Audit

Mr. Coughlin, a director of the Company since 2016, served as the Managing Director and Co-Head of the Financial Services Practice at Raymond James & Associates from 2011 until his retirement in 2014.

■  Beginning in 2001, Mr. Coughlin served as Chairman and CEO of Howe Barnes Hoefer & Arnett prior to its 2011 merger with Raymond James and served eight additional years with Howe Barnes Hoefer & Arnett in various capacities.

■  Mr. Coughlin also spent seven years with the Federal Reserve Bank of Chicago, where he assessed the competitive implications of bank mergers and acquisitions.

■  We consider Mr. Coughlin to be qualified for service on the Board and the committees on which he serves because of his over 40 years of financial services experience, and knowledge and experience in areas such as strategic planning, risk management, mergers, and acquisitions, and capital formation.

Katie A. Lorenson Director, President and Chief Executive Officer

Age: 44 Director since: 2021

Ms. Lorenson serves as the President and Chief Executive Officer of the Company after being named to those positions in 2021. Ms. Lorenson joined the Company as Executive Vice President and Chief Financial Officer in December 2017 and assumed leadership over the Company’s retirement, wealth management, mortgage and banking product areas in 2020.

■  Ms. Lorenson is a seasoned executive with extensive experience overseeing financial service organizations and product and services management, previously serving as Chief Financial Officer at MidWestOne Financial Group, Inc.

■  Ms. Lorenson formerly served as Chief Financial Officer for Central Bancshares, Inc. which was acquired by MidWestOne Financial Group, Inc. in 2015. Prior to these roles, Ms. Lorenson served as Manager on the Financial Institutions Team for RSM (formerly, McGladrey & Pullen).

■  We consider Ms. Lorenson to be a qualified candidate for service on the Board because of her management and leadership experience as the Chief Executive Officer and President of the Company and her extensive experience in banking and prior financial leadership roles.

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Randy L. Newman Director

Age: 71 Director since: 1988 Committees: ■ Risk (Chair) ■ Nominating and Corporate Governance

Mr. Newman, a director of the Company since 1995, joined the Company, formerly First National Bank of North Dakota in 1981, and became its President in 1987 and its Chief Executive Officer in 1995. He served in those roles until he retired on January 1, 2022.

■  Prior to joining the Company, Mr. Newman taught Corporate Finance and Business Strategy courses at the University of North Dakota. He was a director of the Federal Home Loan Bank of Des Moines from 1997 to 2007.

■  Mr. Newman served as a Class A Director of the Federal Reserve Bank of Minneapolis from 2012 to 2018.

■  Mr. Newman received his BSBA in 1975 and his MBA in 1979 from the University of North Dakota.

■  We consider Mr. Newman to be qualified for service on the Board and the committees on which he serves because of his deep experience in the banking industry, strategic planning, mergers and acquisitions and knowledge of the Company gained during his tenure with us as our former Chief Executive Officer.

Galen G. Vetter Director

Age: 73 Director since: 2013 Committees: ■ Audit (Chair) ■ Compensation

Mr. Vetter has served as a director of the Company since 2013. Mr. Vetter has varied and broad board of director experience, having served on over a dozen boards over the past three decades.

■  Mr. Vetter is a retired CPA with an extensive background, including executive-level positions at Franklin Templeton Investments and RSM.

■  Mr. Vetter’s roles at RSM included Partner In-Charge of the Upper Midwest Region and National Executive Partner, with leadership responsibilities for financial management, information technology, and development of professional services industry practices.

■  As CFO and Senior Vice President at Franklin Templeton, Mr. Vetter’s responsibilities included oversight of accounting, financial compliance, and filings in dozens of counties for the funds.

■  Mr. Vetter holds a Bachelor of Science degree with an accounting emphasis from the University of Northern Iowa.

■  We consider Mr. Vetter to be qualified for service on the Board and the committees on which he serves because of his extensive experience in financial oversight and leadership roles, prior board experiences at other companies, accounting and finance knowledge and his qualification to serve as the Audit Committee’s financial expert.

2025 Proxy Statement	9

Janet O. Estep Director

Age: 68 Director since: 2021 Committees: ■ Nominating and Corporate Governance (Chair) ■ Risk Other public boards: ■ ACI Worldwide

Ms. Estep, a director of the Company since October 2021, is the former Chief Executive Officer and President of Nacha, the governing body for the US ACH payment network, a position she held from 2008 until 2019.

■  Before joining Nacha, Ms. Estep served as Executive Vice President of U.S. Bank’s Transaction Services Division. Ms. Estep previously led the sales and marketing teams of Pace Analytical and was general manager of its major environmental lab location.

■  Before Pace Analytical, Ms. Estep developed extensive technology knowledge through many field and headquarters positions with IBM, managing sales teams and product development for both hardware and software.

■  Ms. Estep received a B.A. in Economics and Psychology from St. Olaf College and currently serves on the board of ACI Worldwide, a global payments software provider, also serving on its Nominating and Governance and its Audit/Risk Committees.

■  We consider Ms. Estep to be qualified for service on the Board and the committees on which she serves because of her over 35 years as an accomplished executive with experience in financial services and technology in areas such as digital technology, electronic payments, strategic planning, mergers and acquisitions, product development and sales, risk management, and regulatory oversight.

Mary E. Zimmer Director

Age: 62 Director since: 2021 Committees: ■ Compensation (Chair) ■ Nominating and Corporate Governance

Ms. Zimmer, a director of the Company since October 2021, is the former Regional President for Wells Fargo Advisors’, or WFA, wealth management business.

■  In her role as Regional President of WFA, Ms. Zimmer led the Northern Region covering ten states across the Midwest and Northwest. Ms. Zimmer later launched and led WFA’s Diverse Client Segments team.

■  Prior to WFA, Ms. Zimmer held leadership roles at Royal Bank of Canada U.S. Wealth Management, including Head of International Wealth USA, Head of Wealth Management Services, and Chief Operating Officer/Chief Administrative Officer.

■  Before beginning her wealth management career, Ms. Zimmer worked in public accounting as a licensed CPA at Arthur Young, now Ernst & Young.

■  Ms. Zimmer received her B.A. in Business and Accounting at the University of Saint Thomas and her M.B.T. in Business Taxation at the University of Minnesota – Carlson School of Management.

■  We consider Ms. Zimmer to be qualified for service on the Board and the committees on which she serves because she brings over 35 years of experience in financial services with an extensive background in wealth management, capital markets, strategic planning, client segmentation, and product development.

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John Uribe Director

Age: 57 Director since: 2023 Committees: ■ Audit ■ Risk

Mr. Uribe, a director of the Company since December 2023, is the current Chief Financial Officer at Blue Cross and Blue Shield of Minnesota, a position he has held since 2022.

■  Prior to his appointment as Chief Financial Officer at Blue Cross and Blue Shield of Minnesota, Mr. Uribe served as Vice President of Corporate Development and Interim Treasurer since 2012. Before joining Blue Cross, Mr. Uribe served in various finance leadership roles at RedBrick Health, GE Commercial Finance-Fleet Services, Schwann’s, and General Mills.

■  Mr. Uribe is a board member for organizations including the Bakken Museum, and the Latino Economic Development Center.

■  Mr. Uribe holds a bachelor’s degree in accounting and an MBA in finance and international business from Indiana University Bloomington.

■  We consider Mr. Uribe to be qualified for service on the Board and the committees on which he serves because of his more than 30 years of financial and strategic leadership experience with expertise in mergers and acquisitions, financial planning and analysis, and general management.

Nikki L. Sorum Director

Age: 63 Director since: 2023 Committees: ■ Compensation ■ Risk

Ms. Sorum, a director of the Company since December 2023, brings 40 years of experience as a leader in the financial services industry. She was an executive at Thrivent for two decades, including leading Sales and Distribution, a position she held from 2020 until 2023.

■  Prior to her time at Thrivent, Ms. Sorum served in Senior Vice President roles at RBC Wealth Management and was a partner at McKinsey & Co. in London, Chicago and Minneapolis.

■  Ms. Sorum holds a bachelor’s degree in economics from the University of Minnesota Twin Cities and an MBA from Harvard Business School.

■  We consider Ms. Sorum to be qualified for service on the Board and the committees on which she serves because of her 40 years of experience as a leader in the financial services industry with deep experience in wealth management services, talent management, strategic planning, and leadership.

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Jeffrey W. Bolton Director

Age: 69 Director since: 2024 Committees: ■ Compensation ■ Audit Other public boards: ■ Enhabit Home Health and Hospice

Mr. Bolton, a director of the Company since October 2024, has served as an independent consultant for health services and economic development firms since February 2022. Mr. Bolton is currently the CEO of Bolton Advisory, LLC. Previously, he served as chief administrative officer of the Mayo Clinic from 2013 to 2021 and as its chief financial officer from 2002 to 2013.

■  Prior to working for the Mayo Clinic, Mr. Bolton held various business and finance-related positions at Carnegie Mellon University, including chief financial officer and vice president for business and planning.

■  Mr. Bolton currently serves as chair of the board of Enhabit Home Health and Hospice (Audit and Finance Committee and Nominating and Corporate Governance Committee), a NYSE-listed company; as the board chair for Resoundant; on the board of M. Lee Pearce Foundation; on the board of MCS, Inc. (Finance Committee chair and Audit Committee); and on the board of St. Olaf College (chair of academic affairs committee). Mr. Bolton previously served on the board of directors of HMN Financial, Inc. (chair of Audit Committee and member of Governance and Nominating committee), a Nasdaq-listed financial institution holding company.

■  Mr. Bolton holds a bachelor’s degree from Pennsylvania State University, and master’s degrees in business administration and social work from the University of Pittsburgh.

■  Mr. Bolton was appointed to the Board in October 2024 immediately following the Company’s acquisition of HMN Financial, Inc., pursuant to the terms of the Agreement and Plan of Merger governing the acquisition.

■  We consider Mr. Bolton to be qualified for service on the Board and the committees on which he serves because of vast experience in various financial leadership roles, prior experience as a director on the board of another publicly traded financial institution holding company and experience in strategic leadership.

BOARD DIVERSITY

In assessing Board composition and prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews a number of attributes with respect to each existing director, including diversity of experience, skills and contributions that the existing director brings to the Board. Our Board is comprised of nine directors, five of whom identify as male and four of whom identify as female. One of the male directors identifies as Hispanic or Latinx.

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Corporate Governance and The Board of Directors

We currently have nine directors serving on our Board, a majority of whom we have determined to be “independent,” as that term is defined by the Nasdaq Stock Market (“Nasdaq”). Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards and based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that, with the exception of Ms. Lorenson, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Ms. Lorenson does not qualify as an independent director because she is an executive officer of the Company and the Bank.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Ms. Lorenson, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations, our Certificate of Incorporation and Bylaws.

The current charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are available on the Company’s website at investors.alerus.com under the “Corporate Governance – Governance Documents” heading.

BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 2024, the Board held four regular meetings and three special meetings. During 2024, all directors, with the exception of Mr. Uribe and Mr. Bolton, attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees on which they served. Mr. Bolton was appointed to the Board in October 2024 and attended the December 2024 Board and committee meetings, which were the only meetings held in 2024 following his appointment as a director. In 2025, the full Board intends to meet at least four times with special meetings held from time to time when necessary and through committee membership, which is discussed below.

The Board also regularly holds executive sessions of the independent (non-management) members of the Board, without inside directors or executive management present. Our independent Executive Chairman, Mr. Coughlin, serves as Chairman at these executive sessions. The Chairman is responsible for coordinating with the Chief Executive Officer to set the agenda for Board meetings and advising the Chief Executive Officer on various Board matters.

COMMITTEE STRUCTURE

The Board exercises certain of its powers through the following committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Each committee has a charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to membership and meeting requirements. As required by its charter, each committee annually reviews and assesses its charter, but may recommend amendments at any time. In addition, each charter requires the committee to annually review its performance. Each committee has the authority to engage outside advisors to the extent it considers appropriate to assist the committee in its work. Each committee is comprised of non-employee directors only, and each non-employee director sits on at least two committees. During the February 2025 Board meeting, the Board reassigned certain committee memberships to align expertise and account for Mr. Bolton joining the Board in late 2024. Each committee chair reports to the full Board on the matters undertaken at each committee meeting.

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The following table summarizes the current membership of each of the committees of the Board:

NOMINATING AND
CORPORATE
	AUDIT	COMPENSATION	GOVERNANCE	RISK
DIRECTOR NAME	COMMITTEE	COMMITTEE	COMMITTEE	COMMITTEE
Daniel E. Coughlin	X		X
Randy L. Newman			X	Chair
Galen G. Vetter	Chair	X
Janet O. Estep			Chair	X
Mary E. Zimmer		Chair	X
John Uribe	X			X
Nikki L. Sorum		X		X
Jeffrey W. Bolton	X	X

The following is a summary of the functions of each committee:

Audit Committee

Our Audit Committee currently consists of Galen G. Vetter (Chair), Daniel E. Coughlin, John Uribe , and Jeffrey W. Bolton. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board has determined that Mr. Vetter has the required financial sophistication due to his experience and background, which Nasdaq rules require at least one Audit Committee member have. Our Board has determined that Mr. Vetter also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules. The Audit Committee met four times in 2024.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at investors.alerus.com. As described in its charter, our Audit Committee has responsibility for, among other things:

■	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
■	reviewing the independence of our independent auditors;
■	meeting with management, internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
■	reviewing our earnings releases and reports filed with the SEC;
■	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
■	reviewing and approving transactions for potential conflicts of interest under our Company’s conflict of interest policy; and
■	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee

Our Compensation Committee currently consists of Mary E. Zimmer (Chair), Galen G. Vetter, Nikki L. Sorum, and Jeffrey W. Bolton. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that all of the members of our Compensation Committee are “independent” under Nasdaq rules and also satisfy the additional independence standards under Nasdaq rules for compensation committee service. The Compensation Committee met four times in 2024.

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Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at investors.alerus.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

■

reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

■

reviewing and approving annually the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation level based on annual performance evaluations;

■	reviewing and approving the annual compensation of our other named executive officers;
■	determining stock ownership guidelines for the Chief Executive Officer, directors and other executive officers and monitoring compliance with such guidelines;
■	overseeing the administration of our equity plans and other incentive compensation plans and programs and making recommendations to our Board relating to these matters;
■	preparing the Compensation Committee report to be included in our proxy statement or annual report; and
■	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Non-employee director compensation decisions are made by our Board, which includes one named executive officer.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Janet O. Estep (Chair), Randy L. Newman, Daniel E. Coughlin, and Mary E. Zimmer. Our Board has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is “independent” under Nasdaq rules. The Nominating and Corporate Governance Committee met four times in 2024.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at investors.alerus.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

■	identifying and recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;
■	developing and recommending to the Board a set of corporate governance guidelines applicable to our Company and reviewing these guidelines at least once a year;
■

reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and as committee Chair annually; and

■	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, Board nominees and stockholder nominees included in the proxy statement. These criteria include the following attributes:

■	integrity and high ethical standards in the nominee’s professional life;
■	sufficient educational and professional experience, business experience, or comparable service on other boards of directors to qualify the nominee for service on the Board;
■	evidence of leadership and sound judgment in the nominee’s professional life;
■	a willingness to abide by any published code of ethics for our Company;
■	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a Board member; and
■	diversity of viewpoints, background, experience and other demographics.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent). In previous years the Company has used a third-party search firm to conduct searches for director candidates.

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Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each existing director:

■	Board and committee attendance and performance;
■	age and length of Board service;
■	diversity of experience, skills and contributions that the existing director brings to the Board;
■	independence and any conflicts of interest; and
■	any significant change in the director’s professional status or work experience, including in the attributes considered for initial Board membership.

The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by stockholders that are supported by adequate information about the candidates’ qualifications and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

Risk Committee

Our Risk Committee currently consists of Randy L. Newman (Chair), Janet O. Estep, Nikki L. Sorum and John Uribe, each of whom are independent from management of our Company and Bank. The Risk Committee met four times in 2024.

Our Risk Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Risk Committee is available on our website at investors.alerus.com. As described in its charter, our Risk Committee has responsibility for, among other things:

■	overseeing management’s establishment of a risk management vision and annually making recommendations to our Board regarding our Company’s risk appetite statement;
■	annually reviewing and approving our Company’s overall risk management framework;
■	annually reviewing and approving our Company’s general enterprise risk policy;
■	reviewing management reports summarizing our Company’s enterprise level risk profile; and
■	handling such other matters that are specifically delegated to the Risk Committee by our Board from time to time.

STOCKHOLDER COMMUNICATION AND ENGAGEMENT

Communication and Engagement with the Board and Executive Management.

Although we do not have a formal policy regarding director attendance at the Annual Meeting, we encourage and expect all of our directors to attend. In 2024, all of our directors serving at the time were present at the Annual Meeting.

Since last year’s annual meeting of stockholders, the Company’s Board and executive management team has made efforts to hold discussions with a number of the Company’s retail and institutional stockholders. These conversations ensure the Company is considering stockholder input, addressing their concerns, and gaining valuable perspective on its strategy. Feedback from stockholders was shared with the Board and executive management, contributing to strong governance and transparency with stockholders. These exchanges help us focus on the issues that matter most to our stockholders and supports our efforts to share our strategic vision.

General Communications with the Board.

Stockholders may contact our Board by contacting Katie A. Lorenson, President and Chief Executive Officer, Alerus Financial Corporation at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795‑3200.

NOMINATIONS OF DIRECTORS AND STOCKHOLDER PROPOSALS

The matters to be considered and brought before any annual or special meeting of our stockholders are limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in our Bylaws. For proposals to be brought by a stockholder of the Company and voted upon at an annual meeting, including with respect to the nomination of a director other than the Board’s nominees, the stockholder must deliver written notice of the proposal to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the stockholder’s notice shall be given in the manner provided in our Bylaws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive office not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. Any stockholder’s notice to the Company’s Secretary must include the information required by SEC rule 14a-19, and Section 1.12 of our Bylaws: (a) a brief description and the text of the proposal desired to be brought before the annual meeting and the reasons why such stockholder favors the proposal; (b) the name and address of the stockholder proposing such business; (c) the number of shares of our Common Stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder’s notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Bylaws.

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Written notice of stockholder proposals to be brought at our 2026 annual meeting of stockholders in accordance with the above procedures must be delivered to our Secretary no earlier than January 8, 2026 and no later than February 7, 2026, unless an Other Meeting Date occurs with respect to the 2026 annual meeting of stockholders, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2026 annual meeting of stockholders must follow the procedures and meet the other requirements outlined in Rule 14a‑8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we must receive such proposal at our principal executive office on or before November 26, 2025.

Any proposals, notices or nominations must be sent to the attention of our Secretary at Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201. A copy of our Bylaws, which we included as Exhibit 3.2 to our Form S‑1 filed with the SEC on August 16, 2019, can be accessed through the SEC’s website at www.sec.gov.

BOARD LEADERSHIP STRUCTURE

Our Board does not have a formal policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.

Currently, the positions of Chairman and Chief Executive Officer are separate and held by Mr. Coughlin and Ms. Lorenson, respectively. As noted above, Mr. Coughlin is considered an “independent” director.

The Board believes, based on a review of the factors outlined above, that having a director other than the Chief Executive Officer serving as Chairman of the Board is in the best interest of stockholders. The Board and its Nominating and Corporate Governance Committee believe that this structure will be useful in providing consistent oversight and strategic direction to the Company. The Board expects Ms. Lorenson to take the lead in developing the strategic plan for the Company, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chairman to lead the Board meetings, participate in committee meetings and advise Company management. The Board intends to periodically review the Company’s leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

BOARD OVERSIGHT OF RISK MANAGEMENT

Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

The Risk Committee of our Board oversees our enterprise-wide risk management framework and corporate risk function, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics and risk appetite statement developed by management and approved by the Risk Committee. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and Corporate Governance Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our executive management team is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our executive management team is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

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The role of our Board in risk oversight is consistent with our leadership structure, with the members of our executive management team having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, Mary E. Zimmer, Galen G. Vetter, and Nikki L. Sorum served on our Compensation Committee. In February 2025, Jeffrey W. Bolton was added to the Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

CORPORATE GOVERNANCE GUIDELINES

We have a set of Corporate Governance Guidelines in place that applies to all of our directors and employees. The guidelines set forth certain standards, requirements, and best practices that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

DIRECTOR COMPENSATION

Every year, our Compensation Committee reviews the competitiveness of our compensation for non-employee directors based on the results of an analysis by the Compensation Committee’s independent compensation consultant. We compensated our non-employee directors in 2024 with an annual retainer and additional fees for meeting attendance and service as a committee chair or as Board Chairman. Our annual retainer consisted of a cash payment of $40,000 and a grant of Company restricted stock with a grant date value equal to $50,000 with a vesting period the earlier of the first anniversary of the grant date and the next annual meeting of stockholders. Following the 2024 annual meeting of stockholders, committee Chair and Board Chairman fees increased as follows: Nominating and Corporate Governance and Risk Committee Chair fees increased from $6,000 to $8,000, Compensation Committee Chair fees increased from $7,500 to $8,000, and Board Chairman fees increased from $25,000 to $30,000. Mr. Vetter received $10,000 for serving as the Audit Committee Chair. Ms. Estep and Mr. Newman each received $7,000 for serving as the Nominating and Corporate Governance Committee Chair, and for serving as the Risk Committee Chair, respectively, and Ms. Zimmer received $7,750 for serving as the Compensation Committee Chair. Mr. Coughlin received $27,500 for serving as Board Chairman. For the first half of 2024, non-employee directors also received $1,000 for attending each quarterly committee meeting. The quarterly committee fees were eliminated following the 2024 annual meeting of stockholders. In the instance of special meetings, directors received $1,000 for meetings of three hours or less, and $2,000 for meetings longer than three hours.

The following table sets forth information regarding 2024 compensation for each of our non-employee directors. None of the directors receives any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as described above and as set forth below.

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	TOTAL
Daniel E. Coughlin	$76,500	$50,003	$126,503
Randy L. Newman	$53,000	$50,003	$103,003
Galen G. Vetter	$57,000	$50,003	$107,003
Janet O. Estep	$53,000	$50,003	$103,003
Mary E. Zimmer	$54,750	$50,003	$104,753
John Uribe	$48,000	$50,003	$98,003
Nikki L. Sorum	$47,000	$50,003	$97,003
Jeffrey W. Bolton	$24,333	$29,166	$53,499

(1)

Reflects $40,000 in annual cash retainer fees, committee Chair fees as described above, as well as meeting and education event fees. Mr. Bolton's cash fees were prorated for joining the Board in October 2024. Directors may elect to defer up to 100% of their annual cash fees under the terms of the Deferred Compensation Plan, as described in more detail below. In 2024, both Mr. Vetter and Ms. Sorum elected to defer 100% of their annual cash fees.

(2)	The stock awards were granted under the Company's 2019 Equity Incentive Plan. Mr. Bolton received prorated stock grants as a result of his appointment to the Board in October 2024.

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EXECUTIVE OFFICERS

The business and banking background and experience of each of our executive officers, other than Ms. Lorenson, who also serves as a director and whose background and experience are set forth above, for at least the past five years is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

Alan A. Villalon Executive Vice President and Chief Financial Officer

Age: 51 3 years with Alerus

Mr. Villalon joined the Company as Executive Vice President and Chief Financial Officer in 2022. He has over 25 years of industry experience, including a distinct background in financial analysis and investor relations.

■  Mr. Villalon previously served as Deputy Director of Investor Relations and Senior Vice President at U.S. Bank, a position he held from 2020 until 2022.

■  Prior to U.S. Bank, Mr. Villalon spent most of his career in equity analyst research roles, including serving as a Senior Research Analyst at Nuveen Asset Management/First American Funds Advisors.

■  Mr. Villalon holds a Bachelor’s degree in accounting from the University of Notre Dame and a Master’s degree in business administration from Carnegie Mellon University.

Jim R. Collins Executive Vice President and Chief Banking and Revenue Officer

Age: 53 3 years with Alerus

Mr. Collins serves as Executive Vice President and Chief Banking and Revenue Officer, a position he has occupied since 2022, overseeing our Company’s banking and wealth revenue-related functions including sales and business development, client segmentation, and client servicing. Mr. Collins has more than 30 years of commercial banking experience.

■  Before joining the Company, Mr. Collins served as the Minnesota regional Chief Executive Officer and President of corporate banking for Old National Bank.

■  Mr. Collins’ past experience includes various leadership roles for Anchor Bank over 13 years, including Senior Vice President of Commercial, Community and Wealth when Anchor Bank was acquired by Old National Bank in 2017.

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Karin M. Taylor Executive Vice President and Chief Operating Officer

Age: 57 7 years with Alerus

Ms. Taylor serves as Executive Vice President and Chief Operating Officer and joined the Company in 2018. Ms. Taylor has more than 30 years of industry experience

■  Ms. Taylor previously served as Chief Risk Officer at MidWestOne Bank and, prior thereto, as Chief Risk Officer for Central Bank, which was acquired by MidWestOne Financial Group, Inc. in 2015.

■  Prior to these roles, Ms. Taylor served as the Director of Risk Management Consulting at RSM (formerly, RSM McGladrey).

■  Ms. Taylor received a Bachelor of Arts degree from St. Olaf College and graduated with honors from the Graduate School of Banking at the University of Colorado, Boulder in 2018.

Forrest R. Wilson Executive Vice President and Chief Retirement Services Officer

Age: 55 1 year with Alerus

Mr. Wilson joined Alerus as Executive Vice President and Chief Retirement Services Officer in 2024. In this role, he is responsible for the overall leadership and direction of Alerus’ retirement and benefits division, which serves third-party advisors, plan sponsors, and participants nationwide.

■  Mr. Wilson is a well-rounded retirement industry professional with over 25 years of experience on both the platform/recordkeeping and investment sides of the business. He has extensive knowledge in sales and distribution growth, product oversight and strategy, acquisitions, digital engagement, implementation, and service delivery, and has experience with all types of defined contribution plans.

■  Before joining the Company, Mr. Wilson served as Senior Vice President of Retirement Plans Sales and Distribution at Ameritas Mutual Holding Company.

■  Mr. Wilson holds a bachelor’s degree in marketing from Central Connecticut State University and an MBA in finance and marketing from New York University Stern School of Business.

Missy S. Keney Executive Vice President and Chief Engagement Officer

Age: 43 20 years with Alerus

Ms. Keney serves as Executive Vice President and Chief Engagement Officer, a position she has occupied since 2022, overseeing our Company’s employee and client engagement strategies, including strategic alignment and planning in the areas of marketing and client experience, human resources, and facilities.

■  Ms. Keney joined the Company in 2005 and previously served as the Company’s Director of Marketing and Client experience.

■  Ms. Keney received a Bachelor of Science degree in business administration from North Dakota State University and also earned the Certified Financial Marketing Professional designation through the Institute of Certified Bankers.

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Compensation Discussion and Analysis

We became a public company in September 2019, and have filed with the SEC since that date under the scaled reporting rules applicable to “emerging growth companies.” As of January 1, 2025, we are no longer considered an emerging growth company and, therefore, the executive compensation disclosure included in this Proxy Statement contains additional information that was not required to be included in prior years’ proxy materials.

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and policies as applicable to the named executive officers (“NEOs”) listed below for 2024. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2024.

NAMED EXECUTIVE OFFICERS

Our NEOs for 2024, which consist of our principal executive officer, our principal financial officer, and the Company’s three other most highly compensated executive officers, were:

■	Katie A. Lorenson, President and Chief Executive Officer;
■	Alan A. Villalon, Executive Vice President and Chief Financial Officer;
■	Jim R. Collins, Executive Vice President and Chief Banking and Revenue Officer;
■	Karin M. Taylor, Executive Vice President and Chief Operating Officer; and
■	Forrest R. Wilson, Executive Vice President and Chief Retirement Services Officer.

OUR COMPENSATION PHILOSOPHY AND GOVERNANCE PRACTICES

The Compensation Committee, which consists solely of independent directors, oversees our compensation program and reviews and approves the compensation of our NEOs. The primary objectives of our executive compensation program are to (1) align compensation programs with stockholder interests, (2) utilize compensation programs that support the Company’s core values and promote high ethical standards, (3) incorporate risk management features that encourage prudent decision-making without excessive risk, (4) ensure compensation programs reflect regulatory guidance, and (5) attract, motivate, and retain talented individuals. Our Board believes the executive compensation packages that we provide to our executives, including our NEOs, should include both cash and equity components that reward performance as measured against established Company goals. We compensate our NEOs with a combination of base salary, annual cash incentive bonuses, annual grants of equity, and other benefits (including perquisites). Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

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Elements of Compensation

The Compensation Committee reviews and evaluates all components of each NEO’s total compensation package, including cash payments and non-cash incentives and benefits. The chart below summarizes the major elements of NEO compensation.

Pay Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2024 Decisions
Base Salary	Fixed compensation paid in cash. Reviewed annually and adjusted when appropriate.	Provide a competitive base salary to attract and retain critical executive talent.	Experience, industry knowledge, peer data, company performance, and individual performance.	Base salary increases ranged from 3.6% to 9%.
Annual Bonus	Variable compensation paid in cash. Target bonuses are established as a percentage of annual salary, and payment is capped at 150% of target.	Motivate and reward executive officers for delivering on annual strategic objectives that contribute to the creation of shareholder value.	Market practices with payouts based on level of achievement of Company performance goals.	Annual bonus paid out at 104% of target for all NEOs.
Long-Term Incentives	Variable compensation paid in restricted stock units. NEOs receive 60% performance-based restricted stock units capped at 150% of target, and 40% time-based restricted stock units.	Motivate executives to execute on longer term financial goals that drive the creation of shareholder value in support of the Company’s strategic direction.	Market practices with payouts based on level of achievement of Company performance goals.

Performance-based restricted stock units for the 2022-2024 Long-Term Incentive Plan paid out at zero based on performance against three-year Cumulative Net Income target (as described in the "Equity Awards  -- Long-Term Incentive Plan" section below).

Other Compensation and Perquisites	Compensation to provide basic competitive benefits.	Provide a base level of competitive compensation to attract and retain critical executive talent.	Periodic assessment of competitive offerings.	Beginning in 2024, annual executive physical exams were offered to all executives.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies, and programs relating to the NEOs. The Compensation Committee is comprised of independent directors of the Board. The Compensation Committee works very closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on our investor relations website at investors.alerus.com.

Members of our Board are, generally, free to attend committee meetings even where such Board members are not members of the particular committee. The Compensation Committee sometimes receives input from other members of the Board as the Compensation Committee is deliberating executive compensation related matters. The Compensation Committee considers such input if and as received, but does not specifically rely on such input in making executive compensation-related decisions.

Role of Executive Officers

As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. The Compensation Committee relies upon the CEO’s assessment of each NEO’s individual performance. The Compensation Committee reviews and approves the corporate goals and objectives applicable to the compensation of the CEO and evaluates annually the CEO’s performance in light of those goals and objectives. The CEO also provides recommendations regarding compensation provided to NEOs (other than herself), technical and regulatory considerations, and input on program design and possible modifications.

The Compensation Committee holds final authority over all compensation decisions for the NEOs. The Compensation Committee has historically placed significant weight on the CEO’s recommendations with respect to compensation of NEOs (other than the CEO), but always maintains oversight and decisional authority with respect to NEO compensation. The CEO does not make recommendations to the Committee on her own pay levels. The Committee, in executive session, and without the CEO present, determines the pay levels for the CEO.

Independent Compensation Consultant

The Compensation Committee has the authority to directly select, engage, and terminate such counsel, consultants (including compensation consultants), and other experts it deems necessary or appropriate to assist it in carrying out its responsibilities. For 2024, the Compensation Committee retained FW Cook, a compensation consulting firm, to assess the effectiveness of the Company’s executive and director compensation programs. FW Cook is independent, reports directly to the Compensation Committee, and performs no other work for the Company other than assisting the Committee in its review of the Company’s executive and director compensation programs.

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The Compensation Committee utilized FW Cook’s 2024 reports to assist with executive and board compensation decisions in 2024, but did not rely solely on them. The Compensation Committee made all decisions based upon a balance of internal views, strategy, and external competitive factors, along with the outside perspective of FW Cook.

The Compensation Committee reviews the independence of its compensation consultants against the six “Independence Factors” described in the Nasdaq listing standards and applicable SEC guidance. For 2024, the Compensation Committee determined that FW Cook was independent.

Say-on-Pay Vote on Executive Compensation

In prior years, we were an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, and were not required to hold a say-on-pay vote on the compensation of our NEOs. Starting at the Annual Meeting, we will be conducting our first say-on-pay vote as described in Proposal 2 of this Proxy Statement. Because we value the opinions of our stockholders, our Board and Compensation Committee will consider the outcome of the say-on-pay vote, and the related say-on-frequency vote described in Proposal 3 of this Proxy Statement, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Best Practices

The Compensation Committee reviews its policies and procedures to ensure they are consistent with strong corporate governance guidelines with the intention that our compensation philosophies promote high ethical standards and encourage prudent decision-making without excessive risk.

What We Do	What We Don’t Do
Align pay and performance	No guaranteed bonus for NEOs; incentive compensation may be reduced to zero if financial metrics are not met
Utilize a balanced mix of cash and equity compensation together with annual and long-term incentives	No excessive perquisites for our directors and NEOs
Independent third-party compensation consultant retained by and reports to the Compensation Committee	No uncapped incentive award payments
Peer group benchmarking	No highly leveraged incentive plans that encourage excessive risk taking
Maintain stock ownership guidelines for NEOs and directors	No hedging of stock
Maintain a clawback policy	No golden parachute excise tax gross ups
Conduct ongoing stockholder outreach and communications	No “single trigger” severance upon a change in control
Responsible use of shares under our 2019 Equity Incentive Plan	No dividends or dividend equivalents on unearned performance-based equity compensation

PEER GROUP SELECTION AND ANALYSIS

Since 2020, the Compensation Committee has worked with FW Cook to determine and utilize a peer group of publicly traded financial institutions which is typically evaluated annually and updated as needed. The 2024 peer group (“peer group”) is based on an analysis of publicly traded, diversified financial institutions to identify peers with similar characteristics to Alerus based on a variety of factors including commercial banks of similar asset size, financial performance, and similar business model traits such as more than 30% of revenue being driven by non-interest income or national companies with wealth management and similar assets under management. The Compensation Committee utilizes market data regarding the compensation practices of the peer group to establish compensation of the NEOs. The Compensation Committee benchmarks NEO compensation against the peer group median for each pay component, however the median is only a point of reference and NEOs may be positioned at a level less than or greater than the median based on time in position, experience, competitive pay objectives, and other factors. In connection with its 2024 analysis of the executive compensation peer group review, FW Cook compiled a market reference group of 20 other publicly traded companies with stable-to-strong performance history. The Compensation Committee believes this peer group is appropriate for comparative analysis, but the Compensation Committee does not base its executive compensation decisions solely upon the peer group comparison. The companies included in this peer group used for 2024 compensation decisions are listed below:

■	Bank First (BFC) – Manitowoc, Wisconsin

■	Cambridge Bancorp (CATC) – Acquired by Eastern Bankshares, Inc. in July 2024

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■	Cass Information Systems (CASS) – St. Louis, Missouri
■	Community Trust Bancorp (CTBI) – Pikeville, Kentucky
■	Financial Institutions (FISI) – Warsaw, New York
■	First Mid Bancshares (FMBH) – Mattoon, Illinois
■	First Western Financial (MYFW) – Denver, Colorado
■	German American Bancorp (GABC) – Jasper, Indiana
■	Great Southern Bancorp (GSBC) – Springfield, Missouri
■	Horizon Bancorp (HBNC) – Michigan City, Indiana
■	Independent Bank Corporation (IBCP) – Grand Rapids, Michigan

■	Lakeland Financial (LKFN) – Warsaw, Indiana
■	Midland States Bancorp (MSBI) – Effingham, Illinois
■	Peoples Bancorp (PEBO) – Marietta, Ohio
■	QCR Holdings (QCRH) – Moline, Illinois
■	Stock Yards Bancorp (SYBT) – Louisville, Kentucky
■	Univest Financial (UVSP) – Souderton, Pennsylvania
■	Waterstone Financial (WSBF) – Wauwatosa, Wisconsin
■	Westwood Holdings (WHG) – Dallas, Texas
■	1st Source Corporation (SRCE) – South Bend, Indiana

2024 EXECUTIVE COMPENSATION PROGRAM

We compensate our NEOs with a combination of base salary, annual cash incentive bonuses, annual grants of equity, and other benefits (including perquisites). Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Base salary is an essential component to any market-competitive compensation program. Annual incentive rewards the achievement of short-term goals, while long-term incentives, like equity awards, serve as an important retention incentive and drive our NEOs to focus on long-term sustainable stockholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following decisions relating to 2024 NEO compensation:

■	Base Salary. The Compensation Committee approved increases to base salaries for 2024 between 3.5% and 9.0%. See “Base Salary” within this CD&A for more information.
■

Annual Bonus. Based on circumstances that drove 2024 performance results, the Compensation Committee approved award payouts at 104.0% of target under the Company’s Short Term Incentive Plan. See “Annual Bonus - Short Term Incentive” within this CD&A for more information.

■

Equity Awards. Based on 2022-2024 financial performance, the Company did not achieve the threshold net income performance and the NEOs did not earn any performance equity awards. NEOs were granted time-based equity awards for the 2022-2024 period. See “Equity Awards – Long-Term Incentive” within this CD&A for more information.

BASE SALARY

On an annual basis, the Compensation Committee reviews and approves base salaries of NEOs. Base salary levels set the foundation for direct compensation, since the opportunity levels of our incentive plans (short- and long-term) are defined as a percentage of base salary. When setting base salary of the NEOs, the Compensation Committee considers input from FW Cook, the current market environment, and individual considerations with respect to each NEO. Individual considerations included professional experience and background of the NEO, the quality and effectiveness of their leadership at the Company, all other executive compensation including bonus, stock awards, retirement and other benefits and perquisites, and internal pay equity among the Company’s executives. The Committee approved raises for all NEOs for 2024 based on the factors described above. The base salaries for 2023 and 2024 are set forth below:

NAME	Position	2023 Base Salary	2024 Base Salary	Percent Change
Katie A. Lorenson(1)	President and Chief Executive Officer	$550,000	$600,000	9%
Alan A. Villalon	Executive Vice President and Chief Financial Officer	$330,000	$345,000	4.5%
Jim R. Collins	Executive Vice President and Chief Banking and Revenue Officer	$430,000	$445,000	3.5%
Karin M. Taylor	Executive Vice President and Chief Operating Officer	$365,000	$378,000	3.6%
Forrest R. Wilson(2)	Executive Vice President and Chief Retirement Services Officer	$—	$375,000	—

(1)

The base salary of Ms. Lorenson increased by 9%. This increase represents a continuation of the phased increase of her base salary following her elevation to Chief Executive Officer effective January 1, 2022, to be more consistent with the base salaries of our peers' chief executive officers.

(2)	Mr. Wilson joined the Company in February of 2024 and thus had no base salary in 2023.

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ANNUAL BONUS – SHORT TERM INCENTIVE PLAN

The Company’s short term incentive plan (“STI Plan”) for NEOs sets forth performance incentives that are designed to provide annual cash awards that are payable if the Company meets or exceeds annual performance objectives approved by the Board. The purpose of the STI Plan is to incentivize our NEOs to drive Company performance metrics established by the Compensation Committee on an annual basis. Under the STI Plan, the Compensation Committee establishes a threshold, target, and maximum bonus as a percentage of annual base salary for each NEO. The Compensation Committee reviews this percentage annually as part of its total executive compensation review. Bonus pay out is based upon actual levels of achievement. The maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold level, no incentive is earned. Award payouts for performance between the minimum and target, or for performance between the target and maximum is determined by linear interpolation.

As provided under the terms of the STI Plan, the Compensation Committee establishes Company performance metrics no later than February of the relevant year. The STI Plan does not include any individual performance metrics and is based solely on Company performance to align incentive pay with Company financial performance. The Compensation Committee has the right, in its sole and absolute discretion, to make adjustments to the Company performance metrics within the defined parameters set forth in the 2024 STI Plan including: to adjust for one-time, non-recurring, or extraordinary events as the Compensation Committee deems appropriate; to adjust any awards by considering factors such as regulatory compliance and credit quality; and to reduce, including a reduction to zero, any cash award otherwise payable.

In 2024, the Compensation Committee selected adjusted net income (“Adjusted Net Income”), a non-GAAP financial measure, adjusted total revenue ("Adjusted Total Revenue"), a non-GAAP financial measure, and return on equity (“Return on Equity” or “ROE”), a non-GAAP financial measure, as the Company’s performance metrics. Solely for purposes of measuring the Company’s achievement of performance metrics established under the STI Plan (and, as described below, the LTI Plan), the Compensation Committee calculated non-GAAP Adjusted Net Income and non-GAAP ROE. To calculate 2024 Adjusted Net Income (“2024 ANI”), the Compensation Committee started with 2024 GAAP net income and excluded one-time, merger and acquisition expenses related to the HMNF acquisition, and severance and signing bonus expense. To calculate 2023 Adjusted Net Income (“2023 ANI”), the Compensation Committee started with 2023 GAAP net income and excluded loss on an investment securities sale during 2023, excluded severance and signing bonus expense, and adjusted for a tax adjustment related to the Metro Phoenix Bank acquisition. Adjusted Total Revenue, as calculated by the Compensation Committee solely for these incentive purposes, reflects 2024 GAAP net interest income, plus 2024 GAAP noninterest income, less net gain on sale of premises and equipment. ROE, as calculated by the Compensation Committee solely for these incentive compensation purposes, reflects 2024 ANI and 2023 ANI, divided by average stockholders’ common equity for the relevant year. 2024 ANI was calculated as $27.96 million, 2023 ANI was calculated as $33.4 million, Adjusted Total Return was calculated as $218.035 million, and ROE was calculated as 7.03% and 9.33% for 2024 and 2023, respectively.

In determining the 2024 financial targets as noted in the table below, the Compensation Committee reviewed 2023 target levels and actual results along with management’s 2024 budgeting expectations. The 2024 ANI, Adjusted Total Revenue, and ROE targets reflect higher deposit costs for the full year and exclusion of one-time items when compared to 2023. These items were partially offset by the level of lending, deposit, wealth management, and retirement growth in 2024. The Compensation Committee believed that these performance metrics remained appropriate and aligned with long-term stockholder interests. Actual results for 2024 were above target as a result of the positive impact of the HMNF acquisition which resulted in earnings per share accretion.

The following table sets forth the target financial metrics and performance weightings as approved by the Compensation Committee for use in calculating the 2024 STI Plan incentive payouts.

PERFORMANCE METRICS	THRESHOLD	TARGET	MAXIMUM	WEIGHT	ACTUAL PERFORMANCE
2024 ANI	85% of budgeted 2024 ANI $23.733 million	2024 ANI per budget $27.921 million	115% of budgeted 2024 ANI $32.109 million	50%	$27.955 million
Adjusted Total Revenue	85% of budgeted Adjusted Total Revenue $169.304 million	Adjusted Total Revenue per budget $199.181 million	115% of budgeted Adjusted Total Revenue $229.058 million	25%	$218.035 million
Return on Equity	85% of budgeted Return on Equity 6.10%	Return on Equity per budget 7.18%	120% of budgeted Return on Equity 8.62%	25%	7.03%
Total Achievement					106.0%(1)

(1)	Total achievement under the plan was 106.0% of target. The Compensation Committee approved a lower amount of 104.0%, which is within its authority under the Plan.

The following table sets forth the cash awards to NEOs under the 2024 STI Plan:

NAME	TARGET BONUS (AS % OF SALARY)	TARGET BONUS	BONUS INCENTIVE PAID
Katie A. Lorenson	55%	$330,000	$343,200
Alan A. Villalon	40%	138,000	143,520
Jim R. Collins	40%	178,000	185,120
Karin M. Taylor	40%	151,200	157,248
Forrest R. Wilson	40%	125,000	130,000

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EQUITY AWARDS – LONG-TERM INCENTIVE PLAN

The NEOs are eligible for long-term equity incentive awards under the Alerus Financial Corporation Long-Term Incentive Plan (the “LTI Plan”). The equity incentive awards due pursuant to the LTI Plan are granted under the Company’s 2019 Equity Incentive Plan. The purpose of the LTI Plan is to enhance Company performance consistent with our corporate strategic values, focus our executives on long-term performance results consistent with the Company’s long-term strategic plan, strengthen the link between executive pay and performance through utilization of measurable Company goals, and strengthen the link between executives and our stockholders by creating a shared interest in the Company’s growth. Awards under the LTI Plan consist of performance and time-based restricted stock units rather than cash to provide for additional alignment with the stockholders and Company performance over the performance period.

The Committee establishes a threshold, target award, and maximum award for each NEO, which is stated as a percentage of annual base salary. In 2024, 60% of the target award was delivered in the form of performance-based restricted stock units that are eligible to vest, if at least threshold performance metrics are achieved, based on the results of a three-year performance period starting January 1, 2024, and ending December 31, 2026, and 40% of the target award was delivered in the form of time-based restricted stock units that vest following a three-year vesting period ending February 27, 2027. Awards vest based on the Company’s performance as measured over a stated period of time or solely based on continued employment over a stated period of time, as set forth in each award agreement and the terms of the applicable equity incentive plan. Among other terms, our current awards provide that upon the completion of a three-year performance-measuring period, participants will vest in a portion of the award relative to the level of attainment of the performance goal. The maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold level, no incentive is earned. Award payouts for performance between the threshold and target, or for performance between the target and maximum is determined by linear interpolation.

In 2024, the Committee updated the performance metrics of the LTI Plan design. Among other terms, our award agreements provide that upon the expiration of a three-year performance-measuring period, participants will vest in a portion of the award relative to the performance of companies in the KBW Regional Bank Index at the start of the three-year performance period. The two performance measures, equally weighted, are relative three-year cumulative EPS CAGR growth and relative three-year Average Return on Equity. The maximum an NEO can earn is 150% of the target opportunity for performance at the 75th percentile, and the minimum an NEO can earn is 50% of the target opportunity for performance at the 25th percentile. For performance below the threshold level, no incentive is earned. Award payouts for performance between the threshold and target, or for performance between the target and maximum, is determined by linear interpolation.

The performance target and award payout ranges for the performance-based restricted stock units granted during 2024 were as follows:

		PERCENTILE VS. KBW NASDAQ BANK INDEX			PAYOUT AS A % OF AWARD TARGET
PERFORMANCE METRIC	WEIGHT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Relative three-year cumulative EPS CAGR growth	50%	25th	50th	75th	50%	100%	150%
Relative three-year Average Return on Equity	50%	25th	50th	75th	50%	100%	150%

In 2024, the target LTI Plan awards were: 60% of base salary for Ms. Lorenson, and 40% for each of Mr. Villalon, Mr. Collins, Ms. Taylor, and Mr. Wilson. The terms of the 2019 Equity Incentive Plan are described in more detail below.

Prior to 2024, the LTI Plan performance metric was cumulative net income (“Cumulative Net Income”), a non-GAAP financial measure, which the Compensation Committee calculated by totaling 2022 GAAP net income, 2023 ANI and 2024 ANI (both 2023 ANI and 2024 ANI are described in more detail in the “Annual Bonus – Short Term Incentive Plan” section above). Among other terms, these awards provide that upon the expiration of a three-year performance-measuring period, participants are eligible to vest in a portion of the award relative to attainment of the Company’s target Cumulative Net Income goal. The maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold, no incentive is earned. Award payouts for performance between the threshold and target, or for performance between the target and maximum, are determined by linear interpolation.

The performance target for the 2022-2024 performance-based restricted stock units granted in 2022 were as follows:

PERFORMANCE METRIC	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
Cumulative Net Income	80% of Cumulative Net Income $118.648 million	Cumulative Net Income $148.310 million	120% of Cumulative Net Income $177.972 million	$101.370 million

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In 2024, the Company did not achieve the 2022-2024 threshold Cumulative Net Income performance level, and the NEOs therefore did not earn any amount of their performance-based restricted stock units. NEOs forfeited any dividends that accumulated on the performance-based restricted stock units during the 2022-2024 period, as the performance-based award paid at zero.

DEFERRED COMPENSATION

In December 2023, the Company adopted a new deferred compensation plan called the Alerus Financial Corporation Deferred Compensation Plan (the “New Deferred Compensation Plan”). The New Deferred Compensation Plan went into effect on January 1, 2024 and allows for employee deferrals of base salary, bonus, and incentives, and discretionary Company contributions. In 2024, no NEOs received a Company contribution. Participants in the New Deferred Compensation Plan are permitted the opportunity to accumulate earnings on their deferrals by selecting hypothetical investments from among those offered as investments funds under the Alerus Financial Corporation Safe Harbor 401(k) Plan (the “401(k) Plan”). In 2024, Ms. Lorenson, Mr. Villalon, Mr. Collins, and Ms. Taylor participated in the Deferred Compensation Plan; their contributions are detailed in the Nonqualified Deferred Compensation table below.

EQUITY PLANS

The Company currently maintains the 2009 Stock Plan and the 2019 Equity Incentive Plan, which are described immediately below.

2009 Stock Plan. Under the 2009 Stock Plan, the Compensation Committee was permitted to grant a wide variety of equity awards, including stock options, stock appreciation rights, restricted stock, and restricted stock units, in such forms and amounts as it deemed appropriate to accomplish the goals of the plan. The 2009 Stock Plan provided the Compensation Committee with broad discretion to determine the amounts, conditions and restrictions of each award and to adjust awards as necessary. As adjusted for a three-for-one stock split, 1,350,000 shares were available for issuance under the 2009 Stock Plan. Shares that were forfeited, subject to options that were cancelled or expired prior to exercise, withheld in connection with satisfaction of tax obligations, used by participants for payment of purchase price or otherwise subject to an award that was terminated became available for reissuance under the 2009 Stock Plan. Shares vested, became exercisable, and contained such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participant receiving the award. The 2009 Stock Plan provided for acceleration of vesting of stock options, stock appreciation rights, restricted stock, and restricted stock units upon a change in control. Following the approval of our 2019 Equity Incentive Plan by our stockholders, no additional awards may be granted under our 2009 Stock Plan.

2019 Equity Incentive Plan. The 2019 Equity Incentive Plan was adopted by our board on February 21, 2019, becoming effective on May 6, 2019, upon approval by our stockholders, and was amended on May 21, 2024. The 2019 Equity Incentive Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can, and do, contribute to such success and to further align their interests with those of the Company’s stockholders. Pursuant to the 2019 Equity Incentive Plan, the Compensation Committee may grant awards to eligible participants in the form of incentive and non-qualified stock options, stock awards, stock appreciation rights and other incentive awards. Up to 1,100,000 shares of Common Stock are available for issuance under the 2019 Equity Incentive Plan. As of December 31, 2024, 667,372 shares of Common Stock are still available for issuance under the 2019 Equity Incentive Plan. Awards vest, become exercisable, and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. The 2019 Equity Incentive Plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests.

The 2019 Equity Incentive Plan allows for acceleration of vesting and exercise privileges of awards at the discretion of the Compensation Committee. If a participant is terminated for cause, then all vested and unvested awards are forfeited upon termination. In addition, unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company, all stock options and stock appreciation rights under the 2019 Equity Incentive Plan then held by the participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2019 Equity Incentive Plan is not an obligation of the successor entity following a change in control, or (ii) the 2019 Equity Incentive Plan is an obligation of the successor entity following a change in control but the participant incurs a termination of service without cause or for good reason following the change in control. If vesting of an outstanding award is conditioned upon the achievement of performance measures, then, unless otherwise provided in an award agreement, (i) if, at the time of the change in control, the established performance measures are less than 50% attained, such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become earned based on actual performance and vested immediately upon the change in control.

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BENEFITS AND OTHER PERQUISITES

Our NEOs are eligible to participate in the same benefit plans available to all of our eligible full-time and part-time employees, including medical, dental, vision, life, disability, and accidental death insurance. We also provide our employees, including our NEOs, with several retirement benefits. Our retirement plans are designed to assist our employees with planning for and securing appropriate levels of income during retirement. We believe these plans help us attract and retain quality employees, including executives, by offering benefits similar to those offered by our competitors.

Alerus Financial Corporation Safe Harbor 401(k) Plan. The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2024, may elect to participate in the 401(k) Plan on the same basis as all other employees. Participants may defer into the 401(k) Plan a portion of their annual compensation up to the applicable IRS limit. We currently provide a safe harbor matching contribution on behalf of each eligible participant equal to 100% of participant contributions on the first 3% of compensation and 50% of participant contributions on the next 3% of compensation, up to the applicable IRS limit. The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. Although the Company may also make a discretionary matching contribution of up to 4% of each eligible participant’s compensation, we did not do so in 2024.

Alerus Financial Corporation Employee Stock Ownership Plan. The ESOP is designed to reward eligible employees with an additional tax-qualified retirement benefit and an ownership interest in the Company. Each year, the Company may make a contribution of cash or stock to the ESOP, which eligible employees, including our NEOs, equally share in proportion to an eligible portion of total annual compensation. For 2024, the Company elected to contribute cash to the ESOP in an amount equal to 3% of employee compensation.

Health and Welfare Benefits. Our NEOs are eligible to participate in our standard health and welfare benefits program, which offers a choice of medical, dental, vision, life, disability and accidental death insurance. Beginning in 2024, our NEOs are eligible to obtain an annual executive physical exam.

Perquisites. We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive talent. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on such review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2024 consisted of an automobile allowance and a cell phone allowance.

OTHER RISK MITIGATING FEATURES

The Compensation Committee is responsible for the oversight of compensation risk. Annually, the Compensation Committee reviews executive officer compensation plans across various risk factors and determined these plans do not encourage any unnecessary or excessive risks that threaten the Company. Additionally, the Compensation Committee also reviewed all nonexecutive incentive compensation plans and determined these plans appropriately balance risk and reward, are compatible with effective controls and risk management, and are supported by strong corporate governance.

The Compensation Committee meets in executive session without management or guests present when making decisions about the compensation for NEOs and at other times as needed.

Clawback Policy

The Company has adopted a clawback policy, in accordance with the latest SEC and Nasdaq listing standards. This policy provides the Board with the authority to recover certain incentive compensation (whether paid in cash or stock) paid to certain executive officers, including our NEOs, in appropriate circumstances where there has been a restatement of the Company’s financial statements filed with the SEC or in the event an executive officer engages in misconduct as specified in the policy. The policy can be found on our website at investors.alerus.com.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments ("Options"). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company that is designed to promote compliance with insider trading laws, rules and regulations and any applicable Nasdaq listing standards. The policy can be found on our website at investors.alerus.com.

Anti-Hedging Policy

The Company’s insider trading policy includes provisions that specifically prohibit our directors, officers and employees from entering into hedging transactions with respect to the Company’s securities. To our knowledge, none of our officers or directors has entered into a hedging transaction involving Company securities in violation of this prohibition.

2025 Proxy Statement	28

Stock Ownership Guidelines

The Board believes that executive officers and directors of the Company should own and hold Common Stock to further align their interests with the long-term interests of Company stockholders and further promote the Company’s commitment to sound corporate governance. Unvested shares or restricted stock units are included when considering ownership totals for this requirement. Executive officers and directors are expected to reach the required ownership level within five years of their appointment or election to their respective roles. As of the most recent measurement date, February 26, 2025, all of our NEOs and directors were in compliance with the share ownership guidelines, or in their appointed role less than five years. The stock ownership guidelines are as follows:

TITLE	GUIDELINE
CEO	3x base salary
Executive Officers	2x base salary
Directors	5x annual stock retainer

Regulatory Impact on Compensation

As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. The FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. In order to give the assessment proper context, the assessment should be made in light of the financial institution's overall financial condition.

Separately, in 2010, the federal regulatory agencies, including the FDIC, the Federal Reserve, and the Office of the Comptroller of the Currency, together, issued the Guidance on Sound Incentive Compensation Policies, (the “Joint Guidance”). The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. Some form of proposed rules have now been issued three times: first during 2011, then again during 2016, and most recently in 2024; however, none of these proposed rules has yet been finalized. If any such proposed rules under the Dodd-Frank Act are finalized, they may impose additional compensation-related risk assessment guidelines and procedures on financial institutions.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC also maintains compensation risk assessment rules, applicable generally to publicly traded companies, which require the issuer to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the issuer.

The Company’s Compensation Committee completes a risk assessment of the Company’s compensation programs and components on an annual basis. The Committee has determined that the Company’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A included in this Proxy Statement and based upon such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

This report submitted on behalf of the current members of the Compensation Committee:

Mary E. Zimmer (Chair)
Galen G. Vetter
Nikki L. Sorum
Jeffrey W. Bolton

2025 Proxy Statement	29

Executive Compensation

The compensation reported in the Summary Compensation Table ("SCT") below is not necessarily indicative of how we will compensate our NEOs in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices.

Our named executive officers (“NEOs”) for 2024 were:

■	Katie A. Lorenson, President and Chief Executive Officer;
■	Alan A. Villalon, Executive Vice President and Chief Financial Officer;
■	Jim R. Collins, Executive Vice President and Chief Banking and Revenue Officer;
■	Karin M. Taylor, Executive Vice President and Chief Operating Officer; and
■	Forrest R. Wilson, Executive Vice President and Chief Retirement Services Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for each of our named executive officers for our fiscal years ended December 31, 2024, 2023 and 2022:

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	ALL OTHER COMPENSATION(5)	TOTAL
Katie A. Lorenson	2024	$600,000	$—	$360,000	$343,200	$36,340	$1,339,540
President and Chief Executive Officer	2023	$550,000	$64,625	$275,000	$173,250	$30,530	$1,093,405
	2022	$550,000	$—	$275,000	$247,320	$28,955	$1,101,275
Alan A. Villalon(6)	2024	$345,000	$—	$138,000	$143,520	$34,959	$661,479
Executive Vice President and Chief Financial Officer

Jim R. Collins(7)	2024	$445,000	$—	$178,000	$185,120	$33,766	$841,886
Executive Vice President and Chief Banking and Revenue Officer	2023	$422,212	$40,420	$124,500	$108,360	$30,530	$726,022

Karin M. Taylor	2024	$378,000	$—	$151,200	$157,248	$35,069	$721,517
Executive Vice President and Chief Operating Officer	2023	$357,212	$34,310	$109,500	$91,980	$29,880	$622,882
	2022	$332,500	$—	$105,000	$119,613	$27,606	$584,719
Forrest R. Wilson(8)	2024	$317,307	$150,000	$325,000	$130,000	$27,080	$949,387
Executive Vice President and Chief Retirement Services Officer

(1)

Amounts reflect base salary earned in each fiscal year. Mr. Wilson was hired on February 26, 2024, and, as a result, his base salary in 2024 reflects a partial year’s earned base salary for his employment start on February 26, 2024.

(2)

With respect to 2023, the amounts reflected represent the incremental compensation resulting from a positive adjustment made by our Compensation Committee to the incentive compensation earned pursuant to the Alerus Financial Corporation Short-Term Incentive Plan. With respect to 2024, the amount reflects a sign on cash bonus award for Mr. Wilson.

(3)

The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2024, 2023 and 2022 in accordance with FASB ASC Topic 718. The amounts reflected assume a target level of performance as that was the probable outcome at the time of grant. The amounts reflected for 2024 represent awards granted on February 27, 2024, and are based on a grant date fair market value of $21.84 per share. The 2024 awards are subject to a three-year vesting schedule based on a combination 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance-based vesting 2024 awards have the following values: Ms. Lorenson: $324,000, Mr. Villalon: $124,200, Mr. Collins: $160,200, Ms. Taylor: $136,080, and Mr. Wilson: $112,500. The value reflected for 2024 time-based awards is as follows: Ms. Lorenson: $144,000, Mr. Villalon: $55,200, Mr. Collins: $71,200, Ms. Taylor $60,480, and Mr. Wilson: $50,000. The amounts reflected for 2023 represent awards granted on February 21, 2023, and are based on a grant date fair market value of $19.74 per share. The 2023 awards are subject to a three-year vesting schedule based on a combination 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance-based vesting 2023 awards have the following values: Ms. Lorenson: $247,500, Mr. Collins: $112,050, and Ms. Taylor $94,500. The value reflected for 2023 time-based vesting awards is as follows: Ms. Lorenson: $110,000, Mr. Collins: $49,800, and Ms. Taylor $42.000. The amounts reflected for 2022 represent awards granted on February 3, 2022, and are based on a grant date fair market value of $28.51 per share. The 2022 awards were subject to a three-year vesting schedule based on a combination of 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance-based vesting 2022 awards have the following values: Ms. Lorenson: $247,500, and Ms. Taylor $89,800. The value reflected for 2022 time-based vesting awards is as follows: Ms. Lorenson: $110,000, and Ms. Taylor $39,914. Stock awards reflect 60% performance-based vesting and 40% time-based vesting. The 2024 award for Mr. Wilson includes $200,000 in restricted stock as a sign-on bonus. See Note 1 (Significant Accounting Policies) and Note 17 (Share-Based Compensation Plan) to the Company's consolidated financial statements for the year-ended December 31, 2024 for information regarding the assumptions used in the valuation of these awards.

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(4)	Amounts reflect annual cash incentive awards earned pursuant to the Alerus Financial Corporation Short‑Term Incentive Plan.
(5)	“All Other Compensation” for our NEOs during 2024 is summarized below.
(6)	Mr. Villalon was not an NEO in 2023 or 2022.
(7)	Mr. Collins was not an NEO in 2022.
(8)	Mr. Wilson was not an NEO in 2023 or 2022.

Name	PERQUISITES(1)	COMPANY 401(k)MATCH(2)	ESOP(3)	TOTAL "ALL OTHER COMPENSATION"
Katie A. Lorenson	$10,465	$15,525	$10,350	$36,340
Alan A. Villalon	$9,084	$15,525	$10,350	$34,959
Jim R. Collins	$7,891	$15,525	$10,350	$33,766
Karin M. Taylor	$9,194	$15,525	$10,350	$35,069
Forrest R. Wilson	$4,880	$11,850	$10,350	$27,080

(1)	Amounts reflect automobile allowance, car allowance, and the cost of executive physical exams.
(2)	Amounts reflect Company contributions under the 401(k) Plan with respect to 2024.
(3)	Amounts reflect Company contributions under the ESOP with respect to 2024.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the information concerning grants of plan-based awards to our NEOs during 2024. All equity awards were made under our 2019 Equity Incentive Plan.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS:

NAME		Grant Date	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
Katie A. Lorenson	Annual Cash Incentive		$165,000	$330,000	$495,000	—	—	—	—	—
	Time-Based RSUs	February 27, 2024	—	—	—	—	—	—	6,594	$144,000
	Performance-Based RSUs	February 27, 2024	—	—	—	4,945	9,890	14,835		$216,000
Alan A. Villalon	Annual Cash Incentive		$69,000	$138,000	$207,000	—	—	—	—	—
	Time-Based RSUs	February 27, 2024	—	—	—	—	—	—	2,528	$55,200
	Performance-Based RSUs	February 27, 2024	—	—	—	1,896	3,791	5,687		$82,800
Jim R. Collins	Annual Cash Incentive		$89,000	$178,000	$267,000	—	—	—	—	—
	Time-Based RSUs	February 27, 2024	—	—	—	—	—	—	3,260	$71,200
	Performance-Based RSUs	February 27, 2024	—	—	—	2,445	4,890	7,335		$106,800
Karin M. Taylor	Annual Cash Incentive		$75,600	$151,200	$226,800	—	—	—	—	—
	Time-Based RSUs	February 27, 2024	—	—	—	—	—	—	2,769	$60,480
	Performance-Based RSUs	February 27, 2024	—	—	—	2,077	4,154	6,231		$90,720
Forrest R. Wilson(5)	Annual Cash Incentive		$62,500	$125,000	$187,500	—	—	—	—	-
	Time-Based RSUs	February 27, 2024	—	—	—	—	—	—	2,289	$50,000
	Performance-Based RSUs	February 27, 2024	—	—	—	1,717	3,434	5,151		$75,000
	Restricted Stock	February 26, 2024	—	—	—	—	—	—	9,204	$200,000

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(1)

The amounts set forth in these columns reflect the threshold, target and maximum opportunities under the STI Plan as described in the Compensation Discussion & Analysis above. The amount actually earned by each NEO for 2024 performance is included in the Summary Compensation in the Column titled “Non-Equity Incentive Plan Compensation.”

(2)

The performance stock unit awards vest based on two equally weighted performance goals of relative 3-year Cumulative EPS CAGR Growth and 3-year Average Return on Equity compared to relative performance against the companies in the KBW Regional Bank Index at the start of the performance period. Threshold, target, and maximum goals will be established for each performance goal. For the performance of stock unit awards, this grant date fair value is based on the probable outcome of the associated performance conditions at the time of grant.

(3)

The awards vest February 27, 2027, subject to the NEO's continued service with Alerus or immediately upon death, disability, or retirement after age 60 with five years of service, or retirement after age 65.

(4)

The value of the restricted stock units is based on the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718 based on a share price of $21.84 as of the date of the grant which was February 27, 2024.

(5)	Mr. Wilson's award amounts are adjusted to reflect his February 2024 employment date. Mr. Wilson was granted 9,204 shares of restricted stock as a sign-on bonus on February 26, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information about outstanding equity awards held by our NEOs as of December 31, 2024:

NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED UNITS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED UNITS THAT HAVE NOT VESTED ($)(3)
Katie A. Lorenson	19,287	$371,082	24,037	$462,472
Alan A. Villalon	11,056	$212,717	8,652	$166,464
Jim R. Collins	12,453	$239,596	10,927	$210,235
Karin M. Taylor	9,309	$179,105	9,444	$181,703
Forrest R. Wilson	11,493	$221,125	3,434	$66,070

(1)

These shares represent restricted stock awards granted to each executive at time of hire, as well as time-based equity incentive awards. For Ms. Lorenson, 3,263 shares are restricted stock awards that vest on December 14, 2027, the remaining are time-based equity incentive awards of which 3,858 vested on February 3, 2025, 5,572 vest on February 21, 2026, and 6,594 vest on February 27, 2027. For Mr. Villalon, 5,287 shares are restricted stock awards that vested on January 28, 2025, the remaining are time-based equity incentive awards of which 1,326 vested on February 3, 2025, 1,915 vest on February 21, 2026, and 2,528 vest on February 27, 2027. For Mr. Collins, 5,168 shares are restricted stock awards that vest on December 31, 2025, the remaining are time-based equity incentive awards of which 1,502 vested on February 3, 2025, 2,523 vest on February 21, 2026, and 3,260 vest on February 27, 2027. For Ms. Taylor, 3,012 shares are restricted stock awards that vest on November 12, 2028, the remaining are time-based equity incentive awards of which 1,400 vested on February 3, 2025, 2,128 vest on February 21, 2026, and 2,769 vest on February 27, 2027. For Mr. Wilson, 9,204 shares are restricted stock awards, of which 3,068 vest on December 31, 2025, 3,068 vest on December 31, 2026 and 3,068 vest on December 31, 2027. The remaining 2,289 shares are time-based equity incentive awards which vest on February 27, 2027.

(2)

The awards vest based on the Company’s attainment of pre‑established performance metrics as measured over a three-year performance period from January 1, 2024 to December 31, 2026. The performance metrics achieved are certified by the Board's Compensation Committee at the end of the performance period and shares vesting are adjusted accordingly. If the executive’s employment ends due to retirement at or after age 60 with at least 5 years of service, or after age 62, the executive will remain eligible to vest in the number of shares that would otherwise vest as of the certification date as if the executive had been actively employed. If the executive’s employment ends due to death, or disability, upon such termination the executive shall become vested at the target level of performance.

(3)	The market value of the shares as reported here is based on the closing price of our common stock on December 31, 2024, which was $19.24.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning the vesting of stock awards with respect to each NEO in 2024.

	RESTRICTED STOCK UNITS		RESTRICTED STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Katie A. Lorenson(1)	4,671	$103,480	—	$—
Alan A. Villalon(2)	—	$—	—	$—
Jim R. Collins(3)	—	$—	5,168	$98,347
Karin M. Taylor(4)	3,824	$84,716	3,012	$69,788
Forrest R. Wilson(5)	—	$—	—	$—

(1)	Ms. Lorenson had 1,437 restricted stock units vest at a price of $22.86 on February 17, 2024, and 3,234 restricted stock units vest at a price of $21.84 on February 27, 2024.
(2)	Mr. Villalon did not have any restricted stock units or restricted stock that vested in 2024.
(3)	Mr. Collins had 5,168 restricted shares vest at a price of $19.03 on December 31, 2024.
(4)	Ms. Taylor had 3,012 restricted shares vest at a price of $23.17 on November 12, 2024.
(5)	Mr. Wilson did not have any restricted stock units or restricted stock that vested in 2024.

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NONQUALIFIED DEFERRED COMPENSATION

Under the Alerus Financial Corporation Deferred Compensation Plan for Executives (the “Deferred Compensation Plan”), our NEOs and corporate directors may voluntarily defer a portion of their annual cash compensation, subject to the limit established by the Company. The Deferred Compensation Plan became effective January 1, 2024, and allows for employee deferrals of base salary, incentives and bonus compensation. Participants in the Deferred Compensation Plan are permitted the opportunity to accumulate earnings on their deferrals by selecting hypothetical investments from among those offered as investment funds under the 401(k) Plan. Elective deferrals are subject to earnings as set forth in the Deferred Compensation Plan and are not matched by the Company. The Company has discretion to make a separate deferral to participant accounts; no NEOs received a Company contribution in 2024.

The following table sets forth information concerning the benefits under the Company’s deferred compensation plans as of December 31, 2024:

NAME	EXECUTIVE CONTRIBUTIONS IN 2024 ($)(1)	AGGREGATE EARNINGS IN 2024 ($)	AGGREGATE BALANCE AS OF 2024 ($)(2)
Katie A. Lorenson	$30,000	$1,921	$31,921
Alan A. Villalon	$70,380	$2,621	$73,001
Jim R. Collins	$45,212	$1,986	$47,198
Karin M. Taylor	$18,900	$1,164	$20,064
Forrest R. Wilson	$—	$—	$—

(1)

The amounts reflected in the “Executive Contributions in 2024” column consist of employee compensation deferrals and are included in the above Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	Of the amounts reflected in the "Aggregate Balance as of 2024" column, none previously were reported as compensation to the NEOs in the SCT for previous years.

EXECUTIVE SEVERANCE AGREEMENTS

Each of Ms. Lorenson and Ms. Taylor, and Messrs. Villalon, Collins, and Wilson are parties to severance agreements with the Company. The severance agreements generally set forth the duties and obligations of each party in the event of a termination of employment and provide us with a measure of protection by subjecting the NEOs to certain restrictive covenants during employment and for a specified duration following termination of employment.

The severance agreements provide for an initial term of two years, with automatic renewal for an additional day on each day after the effective date, such that the agreement term is two years at all times. Either party may elect nonrenewal upon notice of 120 days prior to termination. The severance agreements automatically terminate on the second anniversary of a change in control, as such term is defined in each severance agreement.

In the event the Company terminates an NEO for any reason other than for cause prior to a change in control, the NEO is eligible to receive a severance payment in 12 monthly increments equal to the sum of (i) 100% of annual base salary; (ii) the average of the NEO’s three most recent annual bonuses; and (iii) twelve months of the Company’s portion of premiums for health, disability, and life insurance policies in which the executive was entitled to participate immediately prior to termination. In the event of a termination within a 24‑month period following a change in control by the Company without cause or by the NEO for a good reason, the executive, with the exception of Ms. Lorenson, is eligible to receive a severance payment in a lump sum equal to twice the amount described above. In the event of a termination within a 24-month period following a change in control by the Company without cause or by Ms. Lorenson for good reason, Ms. Lorenson is eligible to receive a severance payment in a lump sum equal to 2.99 times the amount described above.

Each NEO is subject to a perpetual confidentiality provision, which prohibits disclosure, and use of, the Company’s trade secrets, confidential information, customer lists and other types of proprietary information. Each NEO is also subject to a non-disparagement covenant in favor of the Company, our affiliates, our officers, directors, and employees for 24 months following termination of employment. Our obligation to pay any severance is also conditioned upon the execution by the NEO of a general release and waiver of any and all claims with respect to his or her employment with the Company. The severance agreements contain a modified 280G cutback provision, which provides for automatic reduction of payments if such reduction would result in a better net-after-tax result for the NEOs after taking into account the impact of the golden parachute excise tax of the Internal Revenue Code.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual severance agreements, to which the NEOs would be entitled upon various terminations of employment or a change in control as of the last business day of the fiscal year ended December 31, 2024. Except for payments and benefits provided by the severance agreements and award agreements under our equity incentive plans, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of the Company. For purposes of estimating the value of accelerated vesting of equity awards we have assumed a Common Stock price per share of $19.24 based on the market value of our Common Stock as of the close of business on December 31, 2024 and assumed that all restricted stock and restricted stock units had their vesting accelerate as of December 31, 2024.

NAME	TYPE OF PAYMENT	PAYMENTS UPON DISABILITY	PAYMENTS UPON DEATH	PAYMENTS UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON - NO CHANGE IN CONTROL	PAYMENTS UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON - CHANGE IN CONTROL
Katie A. Lorenson	Cash Severance	$864,032	$864,032	$864,032	$2,583,455
	Continuation of Insurance Benefits	$20,689	$20,689	$20,689	$20,689
	Acceleration of Stock Awards	$833,554	$833,554	$833,554	$833,554
	Total	$1,718,275	$1,718,275	$1,718,275	$3,437,698
Alan A. Villalon	Cash Severance	$463,613	$463,613	$463,613	$927,225
	Continuation of Insurance Benefits	$23,064	$23,064	$23,064	$23,064
	Acceleration of Stock Awards	$379,182	$379,182	$379,182	$379,182
	Total	$865,859	$865,859	$865,859	$1,329,471
Jim R. Collins	Cash Severance	$605,107	$605,107	$605,107	$1,210,213
	Continuation of Insurance Benefits	$20,689	$20,689	$20,689	$20,689
	Acceleration of Stock Awards	$449,831	$449,831	$449,831	$449,831
	Total	$1,075,627	$1,075,627	$1,075,627	$1,680,733
Karin M. Taylor	Cash Severance	$506,840	$506,840	$506,840	$1,013,679
	Continuation of Insurance Benefits	$13,450	$13,450	$13,450	$13,450
	Acceleration of Stock Awards	$360,808	$360,808	$360,808	$360,808
	Total	$881,098	$881,098	$881,098	$1,387,937
Forrest R. Wilson	Cash Severance	$491,250	$491,250	$491,250	$982,500
	Continuation of Insurance Benefits	$20,372	$20,372	$20,372	$20,372
	Acceleration of Stock Awards	$287,195	$287,195	$287,195	$287,195
	Total	$798,817	$798,817	$798,817	$1,290,067

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Katie A. Lorenson, our President and Chief Executive Officer, to the total compensation of our median employee.

To determine the median employee, a list of all active full- and part-time employees as of December 31, 2024, excluding Ms. Lorenson, was prepared. The measure of "total cash compensation" was used, which is defined as the sum of base salary, bonus, incentives, holiday, paid time off, and overtime pay, as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 900 employees as of December 31, 2024. Compensation was annualized for any full-time or part-time individual not employed for the full calendar year of 2024. Annual compensation was ranked from lowest to highest, and the median employee was selected from the list.

Ms. Lorenson had total compensation of $1,339,540 in 2024, as reflected in the SCT included in this Proxy Statement. The median employee annual total compensation for 2024, using the methodology that was used to calculate Ms. Lorenson's compensation in the SCT, was $77,183. As a result, the CEO pay ratio is 17 to 1.

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The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to the Company’s principal executive officer (“PEO”) and average CAP to the Company’s non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the Compensation Discussion & Analysis section of this Proxy Statement.

PAY VERSUS PERFORMANCE TABLE

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(2)	COMPENSATION ACTUALLY PAID TO PEO(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs(3)	COMPANY TOTAL STOCKHOLDER RETURN	PEER GROUP TOTAL STOCKHOLDER RETURN(5)	GAAP NET INCOME ($mil.)(6)	COMPANY SELECTED MEASURE: RETURN ON EQUITY(7)
2024	$1,339,540	$1,456,837	$793,567	$815,184	$73	$107	$17.8	7.03%
2023	$1,093,405	$924,797	$676,702	$600,014	$82	$88	$11.7	9.33%
2022	$1,101,275	$861,859	$600,941	$479,218	$82	$86	$40.0	12.74%

(1)	Ms. Lorenson has served as the PEO for the entirety of fiscal years 2022, 2023, and 2024. Our Non-PEO NEOs for the applicable fiscal years were as follows:
●	Fiscal year 2024: Alan A. Villalon, Jim R. Collins, Karin M. Taylor, and Forrest R. Wilson
●	Fiscal year 2023: Jim R. Collins and Karin M. Taylor
●	Fiscal year 2022: Ann McConn and Karin M. Taylor
(2)

Amounts reported in these columns represent (i) the total compensation reported in the SCT for the applicable fiscal year in the case of our PEO, Ms. Lorenson, and (ii) the average of the total compensation reported in the SCT for the applicable fiscal year for our Non-PEO NEOs.

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(3)

Amounts reported in these columns represent (i) CAP for the applicable fiscal year in the case of our PEO, Ms. Lorenson and (ii) the average CAP for the applicable fiscal year for our Non-PEO NEOs, which reflect certain adjustments made to the amounts reported in the SCT for the applicable fiscal year. A reconciliation of the adjustments made to the SCT amounts to calculate CAP for our PEO, Ms. Lorenson, and the average CAP for the Non-PEO NEOs in accordance with the requirements of Item 402(v) of Regulation S-K is set forth in the following table:

	Fiscal Year 2024		Fiscal Year 2023		Fiscal Year 2022
	Ms. Lorenson PEO	Average Non-PEO NEOs	Ms. Lorenson PEO	Average Non-PEO NEOs	Ms. Lorenson PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$1,339,540	$793,567	$1,093,405	$676,702	$1,101,275	$600,941
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0	$0	$0	$0	$0
Minus Equity Award Value Reported in SCT for the Fiscal Year	$360,000	$198,050	$275,000	$119,250	$275,000	$102,400
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$361,870	$194,902	$128,936	$53,812	$92,785	$34,535
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$113,231	$27,364	$(1,791)	$(1,791)	$(59,442)	$(56,005)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$2,195	$(2,600)	$(20,753)	$(9,459)	$2,241	$2,148
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$1,456,837	$815,184	$924,797	$600,014	$861,859	$479,218

In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For time-based restricted stock units/awards, the fair value used to calculate CAP was based on the Company’s closing stock price on each valuation date and includes the cash value of accrued dividends. For performance-based units/stock, the fair value used to calculate CAP assumes performance results as of the end of each reporting year based on the probable outcome and includes the cash value of accrued dividends.

(4)

Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2022, 2023, and 2024, respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period, adjusted for dividends.

(5)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group for these purposes is the S&P U.S. Banks – Midwest Region Index, which is the industry index used by the Company for purposes of compliance with Item 201(e) of Regulation S-K for all three fiscal years.

(6)	Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable fiscal year.
(7)	ROE is the company-selected measure and a non-GAAP financial performance measure, as described in more detail in the "Annual Bonus -- Short-Term Incentive Plan" section above.

Performance Measures Used to Link Company Performance and CAP. The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link CAP to the named executive officers for fiscal year 2024 to Company performance. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the Compensation Discussion & Analysis for a further description of these metrics and how they are used in the Company’s executive compensation program.

■ Return on Equity (non-GAAP)
■ Adjusted Net Income (non-GAAP)
■ Earnings per Share

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Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between our TSR and CAP for the PEO and average CAP for the Average Non-PEO NEOs.

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income. The Company does not use GAAP net income as a performance measure in its executive compensation program.

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Relationship between CAP and ROE (our Company-Selected Measure). The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and ROE.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock, as of the close of business on March 12, 2025, by:

■	each stockholder known by us to beneficially own more than 5% of our outstanding Common Stock;
■	each of the Company’s NEOs;
■	each of the Company’s directors; and
■	all of the Company’s directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days, including any right to acquire such securities (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. For purposes of calculating each person’s percentage ownership, Common Stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 25,510,740 shares of our Common Stock outstanding as of the close of business on March 12, 2025.

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Except as otherwise indicated, the address for each stockholder listed in the table below is: c/o Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201.

	SHARES BENEFICIALLY OWNED(1)
NAME	#		%
5% stockholders:
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	1,843,231	7.2%

ESOP 401 Demers Avenue Grand Forks, ND 58201	2,013,442	7.9%
Directors and named executive officers:
Jeffrey W. Bolton(3)	9,038	*	%
Jim R. Collins(4)	13,540	*	%
Daniel E. Coughlin(5)	44,957	*	%
Janet O. Estep(6)	10,715	*	%
Katie A. Lorenson(7)	50,490	*	%
Randy L. Newman(8)	804,230	3.2%
Nikki L. Sorum(9)	3,226	*	%
Karin M. Taylor(10)	26,454	*	%
John Uribe(11)	3,226	*	%
Galen G. Vetter(12)	49,890	*	%
Alan. A Villalon(13)	8,523	*	%
Forrest R. Wilson(14)	9,207	*	%
Mary E. Zimmer(15)	8,248	*	%
All directors and executive officers as a group (14 persons)(16)	1,062,969	4.2%

*   Indicates one percent or less.

(1)

Beneficial ownership includes shares of unvested restricted stock that stockholders are entitled to vote, but does not include shares underlying time-based and performance-based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(2)

Information based solely on a Schedule 13G/A filed on February 5, 2025. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 1,797,343 of these shares and sole dispositive power with respect to 1,843,231 of these shares.

(3)	Includes 1,309 shares of restricted stock.
(4)

Includes 247 shares held in the ESOP. Includes 5,168 shares of unvested restricted stock. Excludes 23,469 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(5)	Includes 2,559 shares of restricted stock. Includes 27,356 shares held jointly with Mr. Coughlin’s spouse.
(6)	Includes 2,559 shares of restricted stock.
(7)

Includes 2,125 shares held in the ESOP. Includes 3,263 shares of unvested restricted stock. Includes 11,626 shares held jointly with Ms. Lorenson’s spouse. Excludes 51,612 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(8)

Includes 2,559 shares of restricted stock. Includes 97,629 shares held in an IRA and 2,000 shares held by Mr. Newman’s spouse. Includes 156,705 shares held in the Anita D. Newman Revocable Living Trust under agreement dated August 27, 2015, for which Mr. Newman’s spouse is the trustee. Includes 339,765 held in the Anita D. Newman 2021 GST Trust, for which Mr. Newman is a trustee and a beneficiary of. A total of 156,705 shares are pledged as security for indebtedness.

(9)	Includes 2,559 shares of restricted stock.
(10)

Includes 1,698 shares held in the ESOP. Includes 3,012 shares of unvested restricted stock. Excludes 20,091 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(11)	Includes 2,559 shares of restricted stock.
(12)	Includes 2,559 shares of restricted stock. Includes 1,318 shares held by Mr. Vetter’s spouse. A total of 13,358 shares are held in brokerage margin account.
(13)

Includes 286 shares held in the ESOP. Excludes 18,955 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(14)

Includes 3 shares held in the ESOP. Includes 9,204 shares of unvested restricted stock. Excludes 13,281 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(15)	Includes 2,559 shares of restricted stock. Includes 1,250 shares held jointly with Ms. Zimmer’s spouse.
(16)

Includes 42,369 shares of unvested restricted stock and 13,736 shares held in the ESOP. Does not include 140,365 shares underlying time-based or performance-based restricted stock units that are subject to time-based vesting or vesting to the extent performance objectives are achieved. A total of 160,443 shares are pledged as security for indebtedness and a total of 13,358 are held in a brokerage margin account.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of Common Stock are traded (Nasdaq). These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms and written representations that no other reports were required, we are aware of one Form 5 filing made in 2024 by each of Ms. Lorenson, Ms. Taylor, Mr. Villalon, Mr. Collins, Ms. Keney, and Mr. Hendry each reporting one transaction which occurred in 2023 that was not timely reported on a Form 4 filing. We are also aware of one transaction in 2024 for Ms. Kari Koob that was not timely filed on a Form 4.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described in the "Executive Compensation" section above, the following is a description of transactions since January 1, 2024 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of any class of our voting securities, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

ORDINARY BANKING RELATIONSHIPS

Certain of our directors, officers, beneficial owners of more than five percent of our Common Stock and their respective associates were clients of and had transactions with us during the year ended December 31, 2024, and additional transactions with these persons are expected to continue to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

OTHER RELATED PARTY TRANSACTIONS

Bill Carlson is the brother-in-law of Mr. Newman, a director of the Company, and is employed by the Bank as a Lead Business Advisor, a position he has held since 2014. Mr. Carlson is not a director or an executive officer of the Company. During 2024, Mr. Carlson’s total compensation was approximately $270,000.

Cole Keney is the husband of Ms. Keney, an executive officer of the Company, and is employed by the Bank as a Senior Business Advisor, a position he has held since 2019. Mr. Keney is not a director or an executive officer of the Company. During 2024, Mr. Keney’s total compensation was approximately $190,000.

POLICIES AND PROCEDURES REGARDING RELATED PARTY TRANSACTIONS

Transactions by the Company or the Bank with related parties, including those described above, are subject to a formal written Related Party Transactions Policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and Regulation O promulgated by the Board of Governors of the Federal Reserve System (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). The Company has adopted policies to comply with these regulatory requirements and restrictions.

Our Board has adopted the Related Party Transaction Policy governing the approval of related party transactions that complies with all applicable SEC and Nasdaq rules and requirements concerning related party transactions. Related party transactions are transactions in which: (i) the Company is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related party of the Company has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent stockholders, and the immediate family members of these persons. The Audit Committee, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the Related Party Transaction Policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. The Related Party Transactions Policy is available on our website at investors.alerus.com.

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PROPOSAL 2— Non-Binding Advisory Vote on Named Executive Officer Compensation

GENERAL

As required by Section 14A of the Exchange Act, the Company is conducting a separate non-binding advisory stockholder vote, commonly known as a “say-on-pay” vote, to approve the compensation of its NEOs as disclosed in this Proxy Statement. This vote gives our stockholders the opportunity to voice their opinion with respect to the Company’s pay program for its NEOs. This is the first year that the Company is required to hold a say-on-pay vote. After reviewing the results of the “say-on-frequency” vote set forth in Proposal 3 below, the Company will determine the frequency with which future say-on-pay votes will be held.

SAY-ON-PAY VOTE

The Company is requesting stockholder approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs for 2024 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this Proxy Statement, and as described in more detail in this Proxy Statement. The general objectives of the Company’s executive compensation programs, which the Company believes are straightforward and reasonable, are to align our NEOs’ compensation with the achievement of the Company’s strategic short-term and long-term operating and financial goals.

The following resolution is submitted for stockholder approval:

“RESOLVED, that Alerus Financial Corporation’s stockholders approve, on a non-binding advisory basis, the compensation of Alerus Financial Corporation’s named executive officers, as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the Alerus Financial Corporation proxy statement dated March 28, 2025”

STOCKHOLDER VOTE NECESSARY TO APPROVE THE SAY-ON-PAY PROPOSAL

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the say-on-pay proposal, on a non-binding advisory basis. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Company and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the say-on-pay proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

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PROPOSAL 3— Non-Binding Advisory Vote on the Frequency of Future Stockholder Non-Binding Advisory Votes on Named Executive Officer Compensation

GENERAL

In accordance with Section 14A of the Exchange Act, we are conducting a separate non-binding, advisory stockholder vote, commonly known as a “say-on-frequency” vote, on the frequency with which stockholders will vote on the compensation of our NEOs, such as the one contained in Proposal 2 above, in future years. Stockholders are provided the option of selecting a frequency of "1 Year," "2 Years" or "3 Years" or they may abstain from the vote.

SAY-ON-FREQUENCY VOTE

Section 14A of the Exchange Act requires us to conduct a say-on-frequency vote at least once every six years. The next such vote will be held at the 2031 annual meeting.

STOCKHOLDER VOTE NECESSARY TO APPROVE THE SAY-ON-FREQUENCY PROPOSAL

The choice which receives the highest number of votes will be deemed the choice of the stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. While this say-on-frequency advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Board will take into account the outcome of the vote when determining the frequency of future advisory votes on NEO compensation.

BOARD RECOMMENDATION

After careful consideration, the Board is recommending that future stockholder advisory votes on NEO compensation be conducted annually. The Board values and encourages constructive input from our stockholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders. An annual advisory vote on NEO compensation will provide the Board and the Compensation Committee with useful information on stockholder sentiment about these important matters on a frequent and consistent basis.

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PROPOSAL 4— Ratification of the Appointment of RSM US LLP as Our Independent Registered Public Accounting Firm

GENERAL

The Audit Committee of the Board has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2024, and stockholders are being asked to ratify that appointment. If the appointment of RSM is not ratified, the matter of the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. The Board has invited representatives of RSM to be present at the virtual Annual Meeting, and expects that they will attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

STOCKHOLDER VOTE NECESSARY TO RATIFY THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Abstentions will have the same legal effect as a vote “against” this matter, while broker non-votes will not affect the voting on this matter.

BOARD RECOMMENDATION

We recommend that you vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

ACCOUNTANT FEES

For the fiscal years ended December 31, 2024 and December 31, 2023, the Company incurred the following fees for professional services rendered by RSM:

	2024	2023
Audit fees(1)	$824,639	$516,640
Audit-related fees(2)	36,750	15,225
Tax fees(3)	88,200	—
All other fees(4)	—	—

(1)

Audit fees include fees for professional services performed by RSM for (i) the audit of the Company’s consolidated annual financial statements, (ii) the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10‑Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.

(2)

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include accounting consultations in connection with acquisitions and divestitures, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees include fees incurred for professional services rendered for tax compliance, tax advice, and tax planning including preparation of corporation income tax returns.
(4)	All other fees include amounts billed for any other products or services offered by RSM, including administrative, technology, and out-of-pocket costs which are primarily related to travel.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by RSM is incompatible with maintaining their independence as our principal accountants.

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AUDIT COMMITTEE PRE-APPROVAL POLICY

Among other things, the Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. We have adopted a pre‑approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre‑approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre‑approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by RSM for up to twelve months from the date of the pre‑approval. All of the services referred to above for 2024 were pre-approved by the Audit Committee.

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Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2024. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10‑K. The committee is currently comprised of Mr. Coughlin, Mr. Bolton, Mr. Uribe and Mr. Vetter. All of the members have been determined to be “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with our management and RSM, our independent registered public accounting firm, with respect to the 2024 fiscal year. The Audit Committee has also discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC, received and discussed the written disclosures and the letter from RSM required by PCAOB regarding RSM’s communication with the Audit Committee concerning independence, including Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with RSM its independence. Based on the review and discussions with management and RSM the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2024, as filed with the SEC on March 14, 2025.

This report is submitted on behalf of the current members of the Audit Committee:

Galen G. Vetter (Chair)

Daniel E. Coughlin
Jeffrey W. Bolton
John Uribe

2025 Proxy Statement	45

PROPOSAL 5— Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

GENERAL

On February 26, 2025, the Board approved, subject to stockholder approval, an amendment to our Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000. Under our existing Certificate of Incorporation, we are authorized to issue up to 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. Of the 30,000,000 shares of Common Stock that are currently authorized to be issued under the Certificate of Incorporation, as of the close of business on the Record Date, 25,510,740 shares were issued and outstanding, no shares were held in treasury, and 667,372 were reserved for issuance pursuant to our equity incentive plans. As of the close of business on the Record Date, only 3,821,888 shares of Common Stock remained available for future issuances. Our Board desires to have flexibility in the future to, among other things, raise capital from time to time or issue shares of our Common Stock in connection with one or more acquisitions, in each case without the delay and significant expense involved in calling a special meeting to obtain further stockholder approval, and has determined that it is advisable and in the best interests of our stockholders to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000.

PROPOSED AMENDMENT

If the proposed amendment to our Certificate of Incorporation is approved by our stockholders, the first paragraph of Article IV of our Certificate of Incorporation will be amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is sixty-two million (62,000,000) shares, sixty million (60,000,000) shares of which shall be Common Stock (the “Common Stock”) and two million (2,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one dollar ($1.00) per share and the Common Stock shall have a par value of one dollar ($1.00) per share. The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock that are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock that are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth herein:”

If the amendment is adopted, it will become effective upon the filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State, which we expect to occur following stockholder approval of the authorized share amendment proposal. If the authorized share amendment proposal is not approved by our stockholders, no amendment with respect to an increase in the number of authorized shares of Common Stock will be filed with the Delaware Secretary of State, and the authorized share amendment proposal will not be implemented.

PURPOSE OF THE PROPOSED AMENDMENT

Our Board believes that it is advisable and in the best interests of the Company and our stockholders to increase the number of authorized shares of Common Stock available for issuance in connection with acquisitions and mergers, public or private financings, and various general corporate programs and purposes.

We may from time to time consider acquisitions, mergers, stock splits, repayments of indebtedness, and public or private financings, as opportunities arise, to provide us with capital, any or all of which may involve the issuance of additional shares of Common Stock or securities convertible into shares of Common Stock. Additional shares of Common Stock may also be necessary to meet anticipated future obligations in connection with our stock-based compensation and employee benefit plans, under which we may grant future equity awards to our directors, officers or other employees. We believe that these benefit plans are an important component of retaining our current management team and attracting additional management talent.

2025 Proxy Statement	46

Our Board believes that having the authority to issue additional shares of Common Stock will avoid the possible delays and significant expense of calling and holding an additional special meeting of stockholders to increase the number of authorized shares of Common Stock at a later date, and will enhance our ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings. Such a delay may result in our inability to consummate a desired transaction under a required deadline. Approval of the authorized share amendment proposal would enable us to respond promptly to, and take advantage of, market conditions and other favorable opportunities as they arise.

As of the date of this Proxy Statement, we do not have any immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose. However, we also review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and our stockholders, and the additional shares of Common Stock authorized may be used for these purposes from time to time in the future as the Board may deem necessary.

EFFECT OF THE PROPOSED AMENDMENT

The additional shares of Common Stock for which we are seeking authorization, if and when issued, would have the same rights and privileges as the shares of our Common Stock that are currently outstanding. The additional shares of Common Stock would not (and the shares of our Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. Approval of the authorized share amendment proposal will not cause any change or dilution to the rights of existing holders of our Common Stock, unless and until such time as any shares of such Common Stock are actually issued. The degree of any dilution that would occur following the issuance of additional shares of Common Stock would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of additional shares of Common Stock could significantly dilute the voting power and ownership percentage of our existing stockholders.

The issuance of additional shares of Common Stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of our existing management. On this basis, the proposed increase in the number of authorized shares of Common Stock could enable the Board to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

POTENTIAL IMPACT IF THE PROPOSED AMENDMENT IS NOT ADOPTED

If the authorized share amendment proposal is not adopted by our stockholders and we are unable to increase our number of authorized shares of Common Stock, we will have only 3,821,888 shares of Common Stock remaining available for issuance, after taking into account shares of Common Stock currently outstanding and reserved for other purposes. This limited number of available shares of Common Stock could restrict our ability to raise capital, issue compensation grants to our employees under our equity incentive plans or offer our Common Stock as consideration in acquisitions. Without a sufficient number of shares of Common Stock to issue in financing transactions and acquisitions with little or no delay, we may be unable to take advantage of market conditions and other favorable opportunities that would benefit the Company in the future.

STOCKHOLDER VOTE NECESSARY TO APPROVE THE AUTHORIZED SHARE AMENDMENT PROPOSAL

The affirmative vote of the majority of the shares of outstanding Common Stock entitled to vote on the matter is required to approve the authorized share amendment proposal. Abstentions will have the same legal effect as a vote “against” this proposal. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, the bank, broker or other holder of record that holds your shares will be entitled to vote the shares in its discretion with respect to the authorized share amendment proposal, as this is a routine matter, and broker non-votes, if any, will have the effect of a vote “against” this proposal.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the authorized share amendment proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

2025 Proxy Statement	47

Other Matters

Upon written request addressed to Kari Koob, Alerus Financial Corporation, P.O. Box 6001, Grand Forks, North Dakota, 58206‑6001, from any person solicited herein, we will provide, at no cost, a copy of our Annual Report on Form 10‑K for the year ended December 31, 2024, as filed with the SEC.

Our Board does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors

Daniel E. Coughlin
Executive Chairman

Grand Forks, North Dakota
March 28, 2025

2025 Proxy Statement	48

ANNUAL MEETING OF STOCKHOLDERS OF

ALERUS FINANCIAL CORPORATION

May 8, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.equiniti.com/us/ast-access to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement and Annual Report
are available at http://www.astproxyportal.com/ast/19579/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930403030000101000 1 050825

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED UNDER PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE OF "1 YEAR" FOR PROPOSAL 3, A VOTE "FOR" PROPOSAL 4, AND A VOTE "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel E. Coughlin
- ○ Randy L. Newman
- ○ Galen G. Vetter
- ○ Katie A. Lorenson
- ○ Janet O. Estep
- ○ Mary E. Zimmer
- ○ Nikki L. Sorum
- ○ John Uribe
- ○ Jeffrey W. Bolton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting.

HOUSEHOLDING ELECTION - Mark "X" here if you consent to receive certain future investor communications in a single package per household. ☐

Mark "X" here if you plan to attend this virtual meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALERUS FINANCIAL CORPORATION

May 8, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on May 7, 2025.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/288140204 (password: alerus2025) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.equiniti.com\us\ast-access. to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement and Annual Report
are available at http://www.astproxyportal.com/ast/19579/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930403030000101000 1 050825

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED UNDER PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE OF "1 YEAR" FOR PROPOSAL 3, A VOTE "FOR" PROPOSAL 4, AND A VOTE "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel E. Coughlin
- ○ Randy L. Newman
- ○ Galen G. Vetter
- ○ Katie A. Lorenson
- ○ Janet O. Estep
- ○ Mary E. Zimmer
- ○ Nikki L. Sorum
- ○ John Uribe
- ○ Jeffrey W. Bolton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting.

HOUSEHOLDING ELECTION - Mark "X" here if you consent to receive certain future investor communications in a single package per household. ☐

Mark "X" here if you plan to attend this virtual meeting. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALERUS FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2025

The undersigned hereby appoints Kari Koob and Nick Brenckman, or either of them acting in the absence of the other, with power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then present at the Annual Meeting of Stockholders of Alerus Financial Corporation to be held virtually at https://web.lumiconnect.com/288140204 (password: alerus2025), on Thursday, May 8, 2025, at 1:30 p.m., Central Time, and at any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECCOMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side.)

1.1 14475